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Exhibit 4.8

INDENTURE FOR SERIES H AND SERIES I DEBENTURES

Made and executed in Tel Aviv, on June 23, 2014

As amended and restated on June 26, 2014

Between

Cellcom Israel Ltd. and Mishmeret Trust Company Ltd.

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Table of Contents

Section	Subject	Page
The Indenture
1	Interpretation and Definitions	5
2	General	8
3	Issuance of Debentures	8
4	Appointment of the Trustee; Duties of the Trustee	10
5	Expansion of the Debenture Series and Issuance and Allocation of Additional Debentures and Securities	10
6	Negative Pledge Undertaking	13
7	Limitations on Distributions	16
8	Purchase of Series H Debentures and Series I Debentures by the Company and/or by a Subsidiary of the Company and/or by a Corporation Controlled by the Company	17
9.1	Early Redemption Initiated by TASE	18
9.2	Early Redemption Initiated by the Company	19
10	Acceleration	21
11	Claims and Proceedings by the Trustee	27
12	Trust for the Proceeds	29
13	Authority to Withhold Distribution of Funds	29
14	Notice of Distribution	30
15	Refrainment from Payment for a Reason Which is Beyond the Company's Control	30
16	Receipt from the Debenture Holders	32
17	Application of the Securities Law	32
18	Investment of Funds	32
19	The Company’s Undertakings vis-à-vis the Trustee	33
20	Additional Undertakings	34
21	Other Agreements	34
22	Trustee’s Fees	35
23	Special Authorities	36
24	Trustee’s Authority to Engage Proxies	37
25	Indemnification of the Trustee	38
26	Reports and Notices	42
27	Waivers, Compromises and/or Changes in the Indenture	43
28	The Debenture Holders’ Register	45
29	Appointment of a New Trustee and Expiration of the Trustee’s Office	45
30	Holders’ Meetings	46
31	Reporting to the Trustee	46
32	Rating	48
33	Applicable Law and Jurisdiction	48
34	Authorization for MAGNA	49
First Schedule of the Indenture – Series __ Debenture Certificate		50
The Terms and Conditions Overleaf		51
1	General	51
2	The Debentures	54
3	Payments of the Principal and Interest of the Debentures	59
4	Refrainment from Payment for a Reason which is Beyond the Company's Control	60
5	The Debenture Holders' Register	60

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6	Transfer and Split of Debentures	61
7	Early Redemption	62
8	Waivers, Compromises and/or Changes in the Indenture	62
9	Debenture Holders’ Meetings	62
10	Replacement of Debenture Certificates	62
11	Applicable law and Jurisdiction	62
12	Notices	62
13	Urgent Representative Body of the Debenture Holders	63
Second Schedule of the Indenture – Debenture Holders’ Meetings		67

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I N D E N T U R E

Made and executed in Tel Aviv, on July 23, 2014

Between:
Cellcom Israel Ltd.
of 10 HaGavish St., Netanya
Telephone: 052-9989595
Fax: 09-8607986
	(the “Company” or “Cellcom”)	of the First Part;

And:
Mishmeret Trust Company Ltd.
of 48 Menahem Begin St., Tel Aviv
Telephone: 03-6374351
Fax: 03-6374344
(the “Trustee”)
of the Second Part;

Whereas
On June 22, 2014, the Company’s board of directors approved the publication of a shelf prospectus (the “Prospectus” or the “Shelf Prospectus”) according to which the Company might issue, in the framework of Shelf Offering Reports, inter alia, series of debentures that are not convertible into shares of the Company; and

Whereas
The Trustee represents that it is a private company that is limited in shares, incorporated in Israel, the main purpose of which is to engage in trusts, and that it complies with all of the requirements and terms of qualification under any law, including under the Securities Law, 5728-1968, to act as a trustee for the Debentures contemplated by this Indenture; and

Whereas
The Trustee declares that it is under no impediment according to any law or agreement by which it is bound against in its engagement with the Company in this Indenture, including in respect to conflicts of interests which prevent its engagement with the Company as aforesaid; and the Company represents that there is no impediment under any law or agreement against effecting an issuance of the Debentures and/or against its engagement with the Trustee in this Indenture; and

Whereas	The Trustee has agreed to operate as a trustee of the Holders of the Debentures contemplated by this Indenture, according to the terms and conditions of the trust specified in this Indenture below;

NOW, THEREFORE, it has been agreed, declared and stipulated between the parties as follows:

1.	Interpretation and Definitions

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1.1.	The preamble of this Indenture and the schedules thereto constitute an integral part hereof.

1.2.	The division of this Indenture into sections as well as the provision of headings to sections, were done for purposes of convenience and as reference only, and may not be used for interpretation.

1.3.	Anywhere in this Indenture stating “subject to any law” (or a similar expression), the intention is it being subject to any mandatory law.

1.4.
Anything stated in this Indenture in the plural shall also imply the singular and vice versa, and anything stated in the masculine shall also imply the feminine and vice versa, and anything referring to a person, shall also imply to a corporation, and all when there is no other explicit or implicit provision herein or if the content of matters or context thereof does not mandate otherwise.

1.5.
The Company undertakes that the Series H and Series I Debentures which shall be initially issued by virtue of the shelf offering report pursuant to which the Series H and I Debentures shall be initially offered, shall be registered for trade on TASE.

1.6.
The terms specified below shall have in this Indenture the meaning stated alongside them, unless another intention is implicated from the content of matters or the context thereof, or if explicitly stated otherwise:

This or the “Indenture” -	This Indenture, including the schedules attached thereto, constituting an integral part thereof, in their form as amended from time to time.

The “Debentures” or the “Relevant Series” -	Series H Debentures or Series I Debentures, as applicable.

The “Series H Debentures” -
Registered Series H Debentures of the Company, the terms of which will be according to the Debenture Certificate (the form of which is attached in the First Schedule hereof), which shall be issued from time to time by the Company, according to its sole discretion.

The “Series I Debentures” -
Registered Series I Debentures of the Company, the terms of which will be according to the Debenture Certificate (the form of which is attached in the First Schedule hereof), which shall be issued from time to time by the Company, according to its sole discretion.

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The “Trustee” -	Mishmeret Trust Company Ltd. and/or anyone who shall serve from time to time as a trustee of the Debenture Holders pursuant to this Indenture.

The “Register” -	The register of the Debenture Holders, as set forth in Section 28 of this Indenture.

“Debenture Certificate” -	A debenture certificate, the form of which appears in the First Schedule of this Indenture and which shall be issued according to the terms of this Indenture.

The “Law” or the “Securities Law” -	The Securities Law, 5728-1968 and the regulations promulgated thereunder, as in effect from time to time.

“TASE” -	The Tel Aviv Stock Exchange Ltd.

“TASE Clearinghouse” -	The Tel Aviv Stock Exchange Clearing House Ltd.

The “Debenture Holders” and/or the “Debenture Owners” and/or the “Holders” -	Shall bear the meaning ascribed to the terms “Holder” and “Holder of Certificates of Indebtedness” in Section 35A of the Securities Law.

“Business Day” -	Any day on which the TASE Clearinghouse and most of the banks in Israel are open for the performance of transactions.

“Trading Day” -	Any day on which trade is carried out on the Tel Aviv Stock Exchange Ltd.

“Special Resolution” -
A resolution adopted at a general meeting of the Debenture Holders, in which a legal quorum was present as specified in Section 14 of the Second Schedule of the Indenture, and which was adopted (whether in the original meeting or the adjourned meeting) by a majority of at least seventy five percent (75%) of the overall votes of the participants counted in the vote, not including abstainers.

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“TASE Directives”
The provisions of the TASE rules, the regulations thereunder and bylaws of the TASE Clearinghouse (as applicable).

It is clarified, that the Debentures, their terms and the terms of this Indenture, shall be subject to the TASE Directives in their form as in effect from time to time, for as long as the Debentures are traded on TASE.

The “Companies Law”	The Companies Law, 5759-1999, in its form as in effect from time to time.

The “Transfer Agent”
Israel Discount Bank Nominees Ltd. or any other nominee company with which the Company shall engage, at its sole direction, provided that all of the Company’s series of securities shall be registered in the name of the same nominee company

“Rating Agency”	Means as such term is defined in the Securities Regulations (Details of the Prospectus and Draft Prospectus – Structure and Form), 5729-1969, and which was approved by the Capital Market Commissioner.

2.	General

2.1.	The provisions of this Indenture shall apply only to the Debentures of the Relevant Series.

2.2.	The Trustee’s execution of this Indenture shall not constitute an expression of its opinion as to the quality of the Debentures of the Relevant Series or the advisability of investment therein.

2.3.
The Series H Debentures shall equally rank, pari passu, among themselves in respect of the Company’s undertakings pursuant to the Series H Debentures, and without any preference or priority of one over the other.

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2.4.
The Series I Debentures shall equally rank, pari passu, among themselves in respect of the Company’s undertakings pursuant to the Series I Debentures, and without any preference or priority of one over the other.

3.	Issuance of the Debentures

The Company will be entitled to issue under the terms and conditions of this Indenture:

3.1.
An aggregate nominal value of up to NIS 5,000,000,000 of registered Series H Debentures, of NIS 1 par value each, linked (principal and interest) to the Consumer Price Index (pursuant to the linkage terms specified in Section 2 of the Terms and Conditions Overleaf), which shall mature (principal) in 7 (seven) unequal annual payments which shall be paid on the 5th of July of each of the years 2018 to 2024 (inclusive), as follows: (1) 3 (three) equal payments of 12% of the amount of the principal of the Series H Debentures on the 5th of July of each of the years 2018 to 2020; and (2) 4 (four) equal payments of 16% of the amount of the principal of the Series H Debentures on the 5th of July of each of the years 2021 to 2024. The principal of the Series H Debentures shall bear an annual interest at a rate which shall be determined in a tender that shall be held in connection with their initial offering. The interest on the unpaid balance of the principal of the Series H Debentures shall be paid in semiannual payments on the 5th of January and the 5th of July of each of the years 2015 to 2024 (inclusive) for the interest period ending on the payment date. The first interest payment shall be paid for the period commencing on the Trading Day transpiring after the day of the tender and ending on the first interest payment date transpiring after the day of the tender (inclusive), calculated on the basis of 365 a year according to the number of days in the aforesaid period.

3.2.
An aggregate nominal value of up to NIS 5,000,000,000 of registered Series I Debentures, of NIS 1 par value each, which shall mature (principal) in 8 (eight) unequal annual payments which shall be paid on the 5th of July of each of the years 2018 to 2025 (inclusive), as follows: (1) 3 (three) equal payments of 10% of the amount of the principal of the Series I Debentures on the 5th of July of each of the years 2018 to 2020; and (2) 5 (five) equal payments of 14% of the amount of the principal of the Series I Debentures on the 5th of July of each of the years 2021 to 2025. The Series I Debentures shall not be linked (principal and interest) to any index or currency whatsoever. The principal of the Series I Debentures shall bear an annual interest at a rate which shall be determined in a tender that shall be held in connection with their initial offering. The interest on the unpaid balance of principal of the Series I Debentures shall be paid in semiannual payments on the 5th of January and the 5th of July of each of the years 2015 to 2025 (inclusive) for the interest period ending on the payment date. The first interest payment shall be paid for the period commencing on the Trading Day transpiring after the day of the tender and ending on the first interest payment date transpiring after the day of the tender (inclusive), calculated on the basis of 365 a year according to the number of days in the aforesaid period.

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3.3.
For additional details, including in respect of an adjustment mechanism of the interest rate as a result of a change in rating of the Debentures of the Relevant Series, see Sections 2 and 3 of the Terms and Conditions Overleaf. For details regarding the Company’s entitlement to effect an early redemption and regarding an early redemption initiated by TASE of the Debentures of the Relevant Series, see Section 9 below.

If after the date of the initial issuance of the Debentures of the Relevant Series by the Company, the Relevant Series shall be expanded by the Company, the Holders of Debentures of the Relevant Series which will be issued within the framework of the expansion of such series, shall not be entitled to receive payment on account of principal and/or interest and/or linkage differentials, to the extent applicable, for the Debentures of the Relevant Series in respect of which the effective date for payment shall occur prior to their date of issuance as aforesaid.

3.4.
The Company hereby undertakes to pay all of the amounts of the principal, interest (including arrears interest, and adjusted interest in the event of a downgrade beyond the Downgraded Rating as defined in Section 2.7 of the First Schedule – the Terms and Conditions Overleaf, to the extent applicable, and including the arrears interest, to the extent applicable) and including the linkage differentials pursuant to the terms of the Debentures and to comply with all of the other conditions and undertakings imposed thereon pursuant to the terms of the Debentures and this Indenture.

4.	Appointment of the Trustee; Duties of the Trustee

4.1.	The Company hereby appoints the Trustee as a first trustee for the Holders of the Debentures of the Relevant Series, in accordance with the provisions of Section 35B of the Securities Law.

4.2.
The term of appointment of the first trustee and its reappointment or the appointment of another trustee upon its termination thereof, shall be in accordance with the provisions of the law. Should the first trustee be replaced, the provisions of Sections 29.2 to 29.4 below shall apply; all – subject to the provisions of any law.

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4.3.	The duties of the Trustee shall be in accordance with any law and this Indenture.

5.	Expansion of the Debenture Series and Issuance and Allocation of Additional Debentures and Securities

5.1.
The Company shall be entitled, from time to time, without requiring an approval from the Trustee and/or the Holders of the Debentures of the Relevant Series existing at the time, to expand the Debenture Series of the Relevant Series and to issue additional Debentures of the Relevant Series (whether through a private offering, through the framework of a Prospectus, according to a Shelf Offering Report or otherwise), including to an Affiliated Holder as defined in Section 8 below, at any price and in any manner that the Company shall deem fit, including at a discount or a premium rate (including with no discount or premium) different than those that prevailed (if any) in other issuances which were carried out for Debentures of the Relevant Series, if any were made, provided that it shall provide prior notice to the Trustee in respect thereof. The Trustee shall serve, subject to the provisions of any law and the Indenture, as a trustee for the Debentures of the Relevant Series, as they shall be from time to time in circulation, also in the case of an expansion of a series and the consent of the Trustee to the service as aforesaid for the expanded series, will not be required. Series H Debentures which will be in circulation and additional Series H Debentures, which will be issued (if any) as stated in this Section above, shall constitute (commencing on the date of issuance thereof) one series for all intents and purposes, and this Indenture shall apply also in respect of all of such additional Series H Debentures. The Series I Debentures which will be in circulation and additional Series I Debentures, which will be issued (if any) as stated in this Section above, shall constitute (commencing on the date of issuance thereof) one series for all intents and purposes, and this Indenture shall apply also in respect of all of such additional Series I Debentures. It shall be clarified that in any event of an expansion of a Debenture Series, should the discount rate that shall be determined in the context of a Debenture issuance be higher than the series’ discount rate immediately prior to the expansion thereof (including without discount), there may be cases where tax shall be withheld for discount fees at a rate that is higher than the discount fees determined for the Debenture Holder prior to the expansion of the Series, whether or not the approval of the Tax Authority for the determination of a uniform discount rate for the series shall have been obtained.

Should the discount rate that shall be determined for the Debentures of the Relevant Series due to an expansion of the series be different to the discount rate of the Debentures of the Relevant Series existing in circulation at such time, the Company shall file a request, prior to the

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expansion of the series, to the Tax Authority in order to receive its approval whereby in respect of the tax withholding from the discount fees for the Debentures of the Relevant Series, a uniform discount rate shall be determined for the Debentures of the Relevant Series, according to a weighted formula taking into account the various discount rates of the same series, if any. In case such approval is obtained, the Company shall calculate the weighted discount rate for all of the Debentures of the Relevant Series prior to the date of expansion of the series, and shall publish the uniform weighted discount rate for the entire Series in an immediate report, prior to the expansion of the series as aforesaid, and shall withhold tax at the maturity dates of the Debentures of such series according to such weighted discount rate and pursuant to the provisions of the law. Should such approval not be obtained, the Company shall announce in an immediate report, prior to the issuance of the Debentures as a result of the expansion of the series of the failure to obtain such approval, and that the uniform discount rate shall be the highest discount rate created for the series. The Company shall withhold tax upon the maturity of the Debentures of the Relevant Series, according to the discount rate that shall be reported as aforesaid. Therefore, there may be cases where the Company shall withhold tax for discount fees at a rate higher than the discount fees determined for a Debenture Holder prior to the expansion of the Series. In such event, a Holder holding the Debentures prior to the expansion of the series and until the maturity of the Debentures, shall be entitled to file a tax report with the Tax Authority and be refunded for the tax withheld from the discount fees, to the extent he is entitled to such refund under law.

Notwithstanding the foregoing, an additional issuance of additional Debentures by way of expansion of the Relevant Series, shall be effected subject to the following: (1) the additional issuance of such Debentures in itself (and not any other reason or circumstance existing prior to such issuance) shall not derogate from the rating of such Debenture Series in a manner such that, after effectuation of the expansion of the Relevant Series, the Relevant Series shall be rated A (or a parallel rating thereto) or lower. In any event of such additional issuance, the Company shall inform the Trustee in writing, prior to the additional issuance as aforesaid, that such additional issuance complies with said condition. The Company shall attach the notice of the Rating Agency to the notice to the Trustee. The Trustee shall rely on the notice of the Rating Agency and shall not be required to perform additional examinations. It is clarified that the Company’s undertaking as set forth in this Section shall apply only to additional issuances of Debentures of the Relevant Series by way of a series expansion, and not in respect of the issuance of other series of debentures existing in circulation at such time by way of a series expansion, nor in respect of the issuance of other new securities, whether rated or not; (2)

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at the date of the additional issuance the Company shall comply with the financial covenant specified in Sections 10.1.17 and 10.1.18 of this Indenture in accordance with its financial statements last published prior to the date of the additional issuance, and after the effectuation of the additional issuance. In addition, the Company shall provide the Trustee, at least 7 days prior to the actual effectuation of the additional issuance, with a written approval, signed by the senior financial officer at the Company, that the Company shall comply with the financial covenant, as aforesaid.

5.2.
In addition and without derogating from the aforesaid, the Company reserves the right to issue at any time additional series of debentures and/or other securities, of any type and kind whatsoever, without requiring the approval from the Trustee and/or the Holders existing at the time, whether or not they shall confer a conversion right in the Company’s securities, and under terms of maturity, interest, linkage, collateral and other terms as it shall deem fit, whether they are preferable to the terms of the Debentures of any Relevant Series in circulation, equal thereto or inferior thereof.

5.3.
The Company undertakes not to issue series of new debentures having a preferred maturity rank to that of the Series H and I Debentures, other than debentures which shall be secured by way of a specific pledge or as specified in Section 6.1 and 6.2 below.

5.4.	Nothing stated in this Section above shall derogate from any rights of the Trustee and/or the Holders of the Debentures of the Relevant Series pursuant to this Indenture, if any.

6.	Negative Pledge Undertaking

6.1.
Subject to Section 6.2 below, as long as the Debentures of the Relevant Series are yet to be fully discharged, the Company shall not create and shall not agree to create in favor of any third party whatsoever, any pledges of any type and kind whatsoever at any rank, on its assets and rights, for securing any debt or undertaking whatsoever, unless it shall address the Trustee in writing prior to the creation of the pledge and inform it thereof, and in addition to such notice: (1) shall obtain the prior consent of the Debenture Holders, by Special Resolution, permitting the Company to create the pledge in favor of the third party; or, alternatively – (2) the Company shall create, in coordination with the Trustee, in favor of the Debenture Holders, concurrently with the creation of the pledge in favor of the third party, a pledge of the same kind, on the same asset and ranking equally, pari passu, with the third party for securing the full debt toward the Holders, and that such pledge shall be in force and effect for as long as the Debentures of the Relevant Series are yet to be fully discharged. The Company shall provide the Trustee with an original attorney certification whereby the pledge that the Company intends to create in favor of the Debenture Holders of the Relevant Series complies with said condition. The Company’s undertaking specified in this Section above shall be referred to as the “Negative Pledge Undertaking”.

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6.2.	Notwithstanding the foregoing, it is clarified, that the Negative Pledge Undertaking shall not apply to each of the following actions and pledges:

6.2.1.
Creation of a fixed pledge on assets that shall be purchased by the Company after the initial issuance of the Relevant Series (“Said Assets”), if the undertakings which are secured by such pledges were created for the purpose of purchasing Said Assets and/or for securing loans or credit received thereby for the discharge of loans or credit received for the purpose of purchasing Said Assets, provided that no pledges on additional assets over and above Said Assets be created as a result thereof.

6.2.2.	Creation of a fixed pledge on those parts of the Company’s assets that shall be expanded for the purpose of securing loans or credit received for the purpose of expansion of such assets.

6.2.3.	Pledge of assets or rights that were purchased (or that shall be purchased) under a pledge that was created prior to the purchase thereof.

6.2.4.
Rights of set-off, lien, collateral provided in the context of financial assets (derivatives etc.), that are provided to banks or financial institutions in the ordinary course of business therewith, and transfers for exposure hedging regulated under the Financial Asset Agreement Law, 5766-2006.

6.2.5.	A symbolic pledge (such as a deposit pledged at a nominal amount for securing debentures).

6.2.6.	A pledge or lien created by virtue of the law.

6.2.7.
Pledge of assets which were sold by the Company and were fully paid for prior to the date of creation of the pledge, but the registration of the change of ownership therein in the name of the purchaser is yet to be completed.

6.3.
In the context of the annual report to be delivered to the Trustee as specified in Section 31.3 of the Indenture, the Company shall declare that it has complied with the undertaking set forth in Section 6.1 above, such affidavit bearing the signature of the senior financial officer at the Company, while specifying relevant explanations (to the extent necessary), and shall attach an updated pledge printout of the Company. The Trustee shall rely on the Company’s confirmation and shall not be required to perform any further examination.

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6.4.
Whenever the Company shall create a pledge in favor of the Holders as set forth in sub-section (2) of Section 6.1 above, and such pledge requires registration in the pledge register maintained with the Registrar of Companies or any other register maintained under any law, including for the purpose of perfecting the pledge, the pledge shall be deemed duly registered only after the Company have provided the Trustee with all of the following documents: (1) a pledge document whereby the pledge was registered in favor of the Trustee, bearing the Company’s original signature and originally stamped as “received” by the official stamp of the bureau of the Registrar of Companies or any other bureau or registrar as shall be required under any law, bearing a date which is no later than twenty one (21) days of the date of execution of the pledge document; (2) details of mortgages and pledges notice (Form 10), originally stamped as “received” by the bureau of the Registrar of Companies or any other bureau or registrar as shall be required under any law, bearing a date which is no later than twenty one (21) days of the date of creation of the notice; (3) an original certificate of pledge registration from the Registrar of Companies or any other bureau or registrar as shall be required under any law; (4) a pledges printout from the Registrar of Companies or any other bureau or registrar as shall be required under any law under which the aforesaid pledge was registered; (5) an affidavit by a senior officer of the Company whereby there is no pledge contradicting or conflicting with the Company’s undertakings toward third parties, all in a form which shall be acceptable to the Trustee pursuant to its reasonable discretion; (6) a legal opinion issued by the Company’s legal advisor, inter alia, in respect of the nature of the rights of the pledger in the pledged asset, the manner of registration of the pledge, its validity, creditor priority, legality and the fact that it is exercisable and enforceable against the pledging entity under the law applying in Israel, in a form acceptable to the Trustee, pursuant to its reasonable discretion.

Unless expressly provided otherwise in this Indenture, the Company shall be entitled to sell, lease, deliver and/or transfer in any other manner, its property, in whole or in part, in any manner whatsoever, in favor of whom it deems fit, without requiring any consent by the Trustee and/or Debenture Holders of the Relevant Series.

Other than the Negating Pledge Undertaking specified above, Debentures of the Relevant Series are not secured by any collateral, pledge or otherwise.

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For the avoidance of doubt it is clarified, that the Trustee is not obligated to examine, and de-facto the Trustee did not examine, the need to provide collateral for securing the payments to the Holders of Debentures of the Relevant Series. The Trustee was not requested to perform and de-facto did not perform a financial, accounting or legal due diligence review as to the financial position of the Company or its subsidiaries. By engaging in this Indenture, and by the Trustee’s consent to serve as trustee for the Holders of Debentures of the Relevant Series, the Trustee does not opine, whether expressly or implicitly, as to the Company’s ability to fulfill its undertakings towards the Holders of Debentures of the Relevant Series. The foregoing shall not derogate from the Trustee’s duties under any law and/or the Indenture, and in such context shall not derogate from the Trustee’s duty (to the extent that such duty applies to the Trustee under any law) to examine the influence of changes in the Company from the date of issuance of the Series H Debentures and the Series I Debentures onwards, to the extent that they may adversely affect the Company’s ability to fulfill its undertakings towards the Holders of Debentures of the Relevant Series.

7.	Limitations on Distributions

The Company undertakes, that as long as the Debentures of the Relevant Series are yet to be fully discharged, it shall not be entitled to effect a distribution (as such term is defined in the Companies Law), including a distribution of a dividend to its shareholders, in an amount exceeding 95% of the Company’s amount of profit, as defined in Section 302 of the Companies Law (the “Maximal Distribution Rate”) at the date of the resolution of the board of directors in respect of such distribution. Notwithstanding the foregoing, if the Debt to EBITDA Ratio (as such term is defined in Section 10.1.17 of the Indenture) shall exceed 3.5, the Maximal Distribution Rate shall be 85% of the Company’s amount of profit, as defined in Section 302 of the Companies Law, and if the Debt to EBITDA Ratio (as such term is defined in Section 10.1.17 of the Indenture) shall exceed 4, the Maximal Distribution Rate shall be 70% of the Company’s amount of profit, as defined in Section 302 of the Companies Law.

The distribution of a dividend shall be conditional upon the Company's compliance with the financial covenant described in Sections 10.1.17 and 10.1.18 of this Indenture and also that the effectuation of the distribution shall not result in a breach of such financial covenant at the date of the distribution. It is clarified, that an increase in the Debt to EBITDA Ratio causing a change in the Maximal Distribution Rate, shall not prevent the Company from distributing dividends and it will be entitled to carry out the distribution up to the Maximal Distribution Rate.

It is clarified that as of the date of execution hereof, other than its aforesaid undertaking, the Company is not subject to any limitation whatsoever on effecting a distribution (as such term is defined in Section 302 of the Companies Law) other than as specified below: (1) limitations similar to the limitations set forth in this Section 7 as aforementioned, which were included in the indenture by virtue of which the Company’s Series F Debentures and Series G Debentures which issued and which apply to the Company for as long as such debentures are yet to be fully discharged; (2) limitations applying to the Company by virtue of the Companies Law in respect of the effectuation of a distribution; (3) limitations originating from the Company’s license to provide cellular communication services as specified in the Company’s 2013 Annual Report which was filed on Form F-20 (which was submitted to the Israel Securities Authority on March 6, 2014 (reference No. 2014-01-007197)) under Item 8 - Dividend Policy.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

It shall be clarified that the afore-described limitations are limitations applying to the Company in connection with a distribution, as of the date of execution of this Indenture. In such context it shall be noted that the scope of limitations applying to the Company as aforesaid, including the foregoing limitations, may be updated and/or may change from time to time and the Company does not undertake to individually update the Debenture Holders and/or the Trustee in specific respect of any such update or change. It shall be further clarified that the description of such limitations as aforesaid shall not create an undertaking of the Company toward the Debenture Holders in any manner whatsoever.

8.	Purchase of Series H Debentures and Series I Debentures by the Company and/or by a Subsidiary of the Company and/or by a Corporation Controlled by the Company

8.1.
The Company reserves, subject to any provision of law, the right to purchase at any time and at any price and terms it deems fit (on TASE and/or outside thereof) Debentures of the Relevant Series that will be in circulation from time to time, without derogating from the discharge obligation by which it is bound  and subject to any law, from sellers who shall be elected according to its discretion and without a duty of approaching all of the Debenture Holders of the Relevant Series. The Company shall announce any such purchase by the Company in an immediate report. Debentures of the Relevant Series that were purchased by the Company shall be cancelled and delisted from trade on TASE (to the extent they are registered for trade thereon) and the Company shall not be entitled to re-issue them. In case that the Debentures of the Relevant Series will be purchased in the framework of their trading on TASE, the Company shall apply to the TASE Clearinghouse with an application to withdraw the Debenture Certificates thereof. The foregoing shall not derogate from the Company’s right for early redemption of the Debentures of the Relevant Series in the cases stated in this Indenture.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

8.2.
A subsidiary of the Company, a corporation controlled by the Company, a controlling shareholder of the Company, its relative (as such term is defined in the Securities Law) and/or a corporation controlled by any one of them (but other than a company to which the provisions of Section 8.1 above shall apply) (an “Affiliated Holder”), may purchase and/or sell from time to time on TASE or outside thereof (including in case of an issuance by the Company), Debentures of the Relevant Series according to their discretion and at any price they may deem fit (subject to any law). The Debentures which will be so held by an Affiliated Holder, will be deemed as its assets, will not be delisted from trade on TASE and will also be transferrable as the other Debentures of the Relevant Series. The Debentures of the Relevant Series that will be held by an Affiliated Holder shall not be counted for the purpose of determining the existence of a legal quorum at Holders’ meeting and shall not confer the Affiliated Holder with voting rights at such meetings.

8.3.
Nothing stated in this Section above shall derogate from the provisions of any law (including directives of the Israel Securities Authority) which apply to the Company, including in connection with the approvals required for effecting transactions with controlling shareholders (or in which the controlling shareholder has a personal interest) and/or in connection with the sale of securities to a subsidiary of the Company and public distribution thereof.

9.	Early Redemption of Debentures

9.1.	Early Redemption Initiated by TASE

In the event that the TASE shall decide on the delisting from trade of a Relevant Series of Debentures in circulation, because the value of the Relevant Series of Debentures had decreased below the amount prescribed in the TASE Directives regarding the delisting from trade of such Debenture Series, the Company shall effect an early redemption of such Debenture Series, as follows:

(a)
Within forty five (45) days from the date of the resolution of the board of directors of TASE regarding the delisting from trade as aforesaid, the Company shall announce an early redemption date on which a Holder of Debentures may redeem such Debentures. The notice of the early redemption date will be published in an immediate report and in two (2) daily newspapers with a wide distribution, published in Israel in Hebrew.

(b)
The early redemption date shall occur no earlier than seventeen (17) days from the date of publication of the notice and no later than forty five (45) days after such date, but not in the period between the effective date for payment of interest and the date of actual payment thereof.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

(c)
On the early redemption date the Company shall redeem the Debentures which the Holders had sought to redeem. The redemption consideration shall not be less than the nominal value of the Debentures plus linkage differentials, if any, and interest accrued until the date of actual payment, as set forth in the terms of the Debentures.

(d)
Determination of an early redemption date as aforesaid shall not prejudice the redemption rights prescribed in the Debentures of any of the Debenture Holders who shall not redeem them on the early redemption date as aforesaid, but such Debentures shall be delisted from the trade on TASE and, inter alia, the tax implications deriving therefrom shall apply to such Debentures.

(e)
Early redemption of the Debentures as aforesaid, shall not confer upon a Holder of Debentures which shall be so redeemed, the right to payment of principal and/or interest for the period after the redemption date.

9.2.	Early Redemption Initiated by the Company

The Company may, but shall not be obligated, according to its sole discretion, exercise an early redemption of Debentures of the Relevant Series, in full or in part, and in such case the following provisions shall apply, all subject to the directives of the Israel Securities Authority and the TASE Directives, as in effect at the relevant date.

The frequency of early redemptions shall not exceed one redemption per quarter. In the event that an early redemption is scheduled for a quarter during which an interest payment date or a partial redemption payment date or a final redemption payment date is also scheduled, the early redemption shall be effected on the date prescribed for such payment. For such purpose, a “quarter”, means any of the following periods: January-March, April-June, July-September, October-December.

The minimal scope of each early redemption shall not be less than NIS 1 million. Notwithstanding the foregoing, the Company may effect an early redemption at a scope lower than NIS 1 million, provided that the frequency of redemptions shall not exceed one redemption per year. The first possible date for early redemption shall be determined in the shelf offering report pursuant to which the Debentures shall be initially offered. Any amount discharged by way of early redemption by the Company, shall be discharged in respect of all of the Debenture Holders, pro rata, according to the nominal value of the held Debentures.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Upon the adoption of a resolution by the Company’s board of directors in respect of the effectuation of an early redemption as aforesaid, the Company shall issue an immediate report of the early redemption to the Debenture Holders, in which the effective date for the effectuation thereof shall be determined in the immediate report and shall take place no less than seventeen (17) days and no more than forty five (45) days prior to the early redemption date.

The early redemption date shall not take place in the period between the effective date for payment of interest for the Debentures and the date of actual payment thereof. In the immediate report as aforesaid, the Company shall publish the amount of the principal to be discharged through early redemption as well as the interest accrued in respect of the said amount of principal until the early redemption date, according to the provisions below.

Early redemption for part of the Debenture Series shall not be effected if the amount of the last redemption was less than NIS 3.2 million. On a partial early redemption date, if any, the Company shall announce in an immediate report: (1) the rate of partial redemption in terms of the unpaid balance; (2) the rate of the partial redemption in terms of the original series; (3) the interest rate on the redeemed part in the partial redemption; (4) the interest rate to be paid in the partial redemption, calculated in respect of the unpaid balance; (5) an update of the partial redemption rates remaining, in terms of the original series; (6) the effective date for entitlement to receive the early redemption of the Debenture principal, which will take place twelve (12) days prior to the date scheduled for the early redemption.

The amount which will be paid to the Holders of Debentures of the Relevant Series in case of an early redemption initiated by the Company, will be the highest amount among the following: (1) the market value of the balance of the Debentures of the Relevant Series that are subject to early redemption, which will be determined according to the average closing price of the Debentures of the Relevant Series in the thirty (30) Trading Days preceding the adoption date of the board resolution regarding effectuation of the early redemption; (2) the liability value of the Debentures of the Relevant Series that are subject to early redemption, namely, principal plus interest and linkage differentials (if any), until the actual early redemption date; (3) the cash flow balance of the Debentures of the Relevant Series subject to early redemption (principal plus interest) (and linkage differentials (if any)) which is discounted according to the Government Debentures Yield (as defined below) plus interest at a rate of 1.5%. The discounting of Debentures of the Relevant Series that are subject to early redemption will be calculated commencing from the early redemption date until the last discharge date determined in respect of the Debentures of the Relevant Series that are subject to early redemption.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

For such purpose: the “Government Debentures Yield” means the average return (gross) for redemption, during a period of seven Business Days, ending two Business Days prior to the date of announcement of the early redemption, of three series of index linked government debentures or NIS government debentures, at a fixed or variable interest, all as the case may be (such that their terms shall be as similar as possible to the Debentures of the Relevant Series), and of which average lifetime is the closest to the average lifetime of the Debentures of the Relevant Series on the relevant date.

10.	Acceleration

10.1.	Upon the occurrence of one or more of the events specified below, the provisions of Section 10.2 below shall apply:

10.1.1.
If a material deterioration occurred in the Company’s business compared to its condition at the issuance date of the Debentures, and there is a real concern that the Company will not be able to repay the Debentures when due.

10.1.2.	If the Company failed to discharge any amount due therefrom to the Debenture Holders pursuant to the terms of the Debentures or pursuant to this Indenture.

10.1.3.
If the Company materially breached terms of the Debentures or the Indenture or if a material undertaking in favor of the Holders was not fulfilled, provided that the Trustee notified the Company thereof and demanded its rectification and the Company failed to rectify such breach within fourteen (14) days of the provision of the notice or if it is found that a material representation of the Company in the Debenture documents or in the Indenture is false and/or partial.

10.1.4.	The Company failed to publish a financial report which it is obligated to publish under any law, within 30 days of the last date on which it is obligated to publish such report.

10.1.5.
If a temporary liquidator had been appointed to the Company by a Court or a temporary liquidation order was issued or if the Company shall adopt a resolution for dissolution of the Company (except for dissolution for reasons of merger, as defined below, with another company and/or a restructuring of the Company), and such appointment or order or resolution had not been revoked within the earlier of forty five (45) days or thirty (30) Business Days from the date of appointment or order or resolution, as the case may be and if a permanent liquidator was appointed for the Company by the Court, or if a permanent liquidation order was issued, and the appointment or order as aforesaid had not been revoked within seven (7) days of the date of the appointment or the order, as applicable. For such purpose – a “merger” means – a merger executed after receipt of a prior approval of the Debenture Holders, unless the Company or the surviving entity, as applicable, has declared toward the Debenture Holders, including through the Trustee, at least ten (10) Business Days prior to the merger date, that there is no reasonable concern that due to such merger the Company or the surviving company, as applicable, will be unable to fulfill its undertakings toward the Debenture Holders or in the event of a merger between companies included in the Cellcom Group, as such term is defined in Section 10.1.10 of the Indenture, including the Company, whereas in such event no such declaration or prior approval of the Debenture Holders be required. It is hereby clarified that no grace period shall be afforded in respect of motions and/or orders submitted or issued by the Company or at its consent.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

10.1.6.
If an attachment shall be imposed, a pledge be exercised or execution actions be carried out, all on a Majority of the Company’s Assets, and such attachment or exercise had not been removed or the action have not been canceled within the earlier of forty five (45) days or thirty (30) Business Days after the attachment had been imposed or the pledge was exercised or the action was carried out. It is hereby clarified that no grace period shall be afforded in respect of motions and/or orders submitted or issued by the Company or at its consent.

10.1.7.
If a motion or an appointment of a temporary receiver  for a Majority of the Company’s Assets, which had not been dismissed or removed within forty five (45) days from the date of their filing or issuance, as the case may be, or thirty (30) Business Days, the earlier thereof or if an order for the appointment of a permanent receiver of a Majority of the Company’s Assets was issued, which had not been not revoked within seven (7) days of the date of the appointment thereof. It is hereby clarified that no grace period shall be afforded in respect of motions and/or orders submitted or issued by the Company or at its consent.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

10.1.8.	If the Company shall cease or shall announce its intention to cease the payment of debts thereof.

10.1.9.
If the Company shall cease to continue its business and/or to conduct its business as it shall be from time to time and/or shall notify the Trustee of its intention to cease from continuing to engage in the business thereof as it shall be from time to time and/or to conduct it and/or shall intend to cease from continuing in its business, as it shall be from time to time.

10.1.10.
If a third party that is a lender of the Company (except for a supplier of the Company) has accelerated the Company’s debts toward itself and the demand for acceleration has not been removed or delayed or settled within 35 days of the date of acceleration thereof. The foregoing in this sub-section shall not apply if the aggregate amount of debt in respect of which an acceleration right was created and triggered, is equal to NIS 150 million or less, other than Debenture Series issued by the Company and accelerated by the Trustee or by a Holders’ meeting in accordance with a resolution as specified in Section 10.2 below, in respect of which such limitation shall not apply.

For such matter it shall be clarified that non-recourse loans shall not be deemed as debt of the Company as set forth in this Section.

10.1.11.
If the Cellcom Group ceased to engage in the field of cellular communication and/or ceased to hold a license for the provision of cellular communication services for a period exceeding 60 (sixty) days. For such purpose – the “Cellcom Group” means – the Company and the companies held thereby.

10.1.12.
If trade of the Debentures of the Relevant Series was suspended by TASE pursuant to the provisions of Part Four of the TASE Rules, except for suspension in the cause of uncertainty as specified in the provisions of Part Four of the TASE Rules and forty five (45) days had passed since the suspension date, during which the cause for the suspension of trade was not rectified or removed, or if the Debentures of the Relevant Series were delisted from trade on TASE.

10.1.13.	If the Company shall carry out a distribution (as defined in the Companies Law) which does not comply with the conditions of Section 7 above.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

10.1.14.
If for a period of 60 consecutive days, the Debentures of the Relevant Series are not rated by any Rating Agency, provided that at least one Rating Agency is active in Israel at such time, and that the rating was terminated due to reasons and/or circumstances that were exclusively controlled by the Company.

10.1.15.
If the Company shall file a motion for a stay of proceedings or if such order is issued at the Company’s request or if the Company shall file a motion for a compromise or arrangement with its creditors pursuant to Section 350 of the Companies Law, or if the Company shall otherwise propose such compromise or settlement to its creditors, on the background of the Company’s inability to fulfill its undertakings when due (other than for the purpose of a merger (as such term is defined in Section 10.1.5 above) with another company and/or a restructuring of the Company or a split that are not prohibited under the terms of this Indenture, and other than arrangements between the Company and its shareholders which are not prohibited under the terms of this Indenture and which do not affect the Company’s ability to discharge the Debentures or – if a motion pursuant to Section 350 of the Companies Law be filed against the Company (without its consent) which had not been dismissed or removed within the later of 45 days or thirty (30) Business Days from the filing date thereof.

10.1.16.
If a Majority of the Company’s Assets was Sold to Another, as such terms are defined below, and the prior written consent of the Trustee for such sale was not obtained, which shall be provided after receipt of the consent of the Debenture Holders; but except for a sale the consideration therefrom was used or is expected to be used by the Company (according to its notice) for the purchase of an asset or other assets having characteristics befitting the Company’s fields of activity, as being at the date of such sale.

For such purpose, a “Sale to Another” means a sale to any third party whatsoever (including the Company’s controlling shareholders and/or corporations controlled thereby) but except for corporations included in the Cellcom Group (as such term is defined in Section 10.1.11 above) and provided that in the event of a sale to corporations included in the Cellcom Group (as such term is defined in Section 10.1.11 above) the Company has declared toward the Debenture Holders, including through the Trustee, at least ten (10) Business Days prior to the date of the sale, that there is no reasonable concern that due to such sale the Company shall be unable to fulfill its undertakings toward the Debenture Holders.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

10.1.17.	If the net debt to EBITDA ratio, excluding one-time effects (the “Debt to EBITDA Ratio”) shall exceed 5.

For such purpose: “net debt” means credit from banks and others and loans from banks and others and liabilities for the Debentures excluding cash and cash equivalents and current investments in tradable securities; and “EBITDA” – shall mean, in respect of the 12 month period preceding the Company’s latest financial statements - as income before depreciation and amortization, other net expenses/revenues, net financing expenses/revenues and taxes.

Within three (3) Business Days of the date of publication of the Company’s financial statements, the Company shall provide the Trustee with a certification signed by the senior financial officer of the Company, in which it shall indicate the net Debt to EBITDA Ratio, based on such financial statements. The Trustee shall rely on the Company’s certification and shall not be required to further examine such matter.

10.1.18.	If the Company shall not comply with the Debt to EBITDA Ratio (as such term is defined in Section 10.1.17 of the Indenture) which shall not exceed 4.5 during four consecutive quarters.

10.1.19.
If a merger was effected without receipt of the prior approval of the Debenture Holders, unless the Company or the surviving entity, as applicable, has declared toward the Debenture Holders, including through the Trustee, at least ten (10) Business Days prior to the merger date, that there is no reasonable concern that due to such merger the Company or the surviving company, as applicable, will be unable to fulfill its undertakings toward the Debenture Holders of the Relevant Series.

For the purpose of this Section 10.1.19: “merger” within its meaning in the Companies law, other than a merger between companies included in the Cellcom Group, as such term is defined in Section 10.1.11 of this Indenture, including the Company, whereas in such event no declaration of the Company or of the surviving company as aforesaid or a prior approval of the Debenture Holders as aforesaid be required.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

10.1.20.
If the Company breached its Negative Pledge Undertaking as set forth in Section 6.1 hereof and has not cancelled the pledges registered under such breach, within 30 days of the date of receipt of a warning thereof by the Trustee.

10.1.21.	There is a real concern that the Company shall not fulfill its material undertakings toward the Debenture Holders.

10.1.22.	A “going concern” note was recorded in the Company’s financial statements for a period of two consecutive quarters.

10.1.23.	If the Company issued additional Debentures through a series expansion while breaching its undertaking regarding series expansions set forth in Section 5.1 of this Indenture.

In this Section 10.1, a “Majority of the Company’s Assets” means assets of which overall amounts constitutes most of the overall amount of all of the assets as recorded in the consolidated report on the financial position according to the consolidated financial reports last issued by the Company prior to a relevant event as aforesaid.

10.2.
Without derogating from any right of the Trustee and/or of the Holders by virtue of the provisions of the Securities Law in respect of the acceleration of the Debentures, upon the occurrence of the events specified in Section 10.1 above, the following provisions shall apply:

[a]
The Trustee shall be entitled to convene a meeting of the Debenture Holders, on the agenda of which shall be a resolution to accelerate the balance of the Debentures of the Relevant Series in circulation, and it shall be obligated to do so at the demand of Holders of the Debentures of the Relevant Series.

The date of convening of such meeting shall be upon the expiration of twenty one (21) days of the date of its notice, however, the Trustee will be entitled, at its discretion, to shorten such period to a reasonable period in the circumstances of the matter, if the Trustee shall be of the opinion that holding of the meeting at such date shall prejudice the possibility of accelerating the Debenture. The Trustee shall not do so unless it first provided a prior notice to the Company in which it specified the reasons for shortening such notice period;

[b]
The Holders’ resolution to accelerate the Debentures of the Relevant Series shall be adopted at the Holders’ meeting, in which Holders of at least fifty percent (50%) of the balance of the nominal value of the Debentures of the Relevant Series were present, by a majority of the Holders of the balance of the nominal value of the Debentures represented at the vote or by such majority at an adjourned Holders’ meeting in which Holders of at least twenty percent (20%) of such balance were present;

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

[c]
In the event that until the date of adoption of the resolution at a Holders’ meeting for the acceleration of the balance of the Debentures as aforesaid, any of the events specified in Section 10.1 above have not been cancelled or removed, and a Holders’ resolution was adopted as aforesaid, the Trustee will be obligated to accelerate all of the unpaid balance of the Debentures of the Relevant Series;

[d]
The Trustee or the Holders shall not accelerate the Debentures unless they first delivered a notice to the Company of their intention to do so; however the Trustee or the Holders are not obligated to provide the Company with such notice, if there is a reasonable concern that the provision of such notice shall prejudice the possibility to accelerate the indebtedness;

[e]
It is clarified, that upon the occurrence of any of the events and/or causes specified in Sections 10.1.4, 10.1.5 to 10.1.7 (inclusive), 10.1.10, 10.1.12 and 10.1.20 above, or if another cause for acceleration of the Debentures was  established by law, which includes a reasonable period during which the Company is permitted to take an action or adopt a resolution which may result in the removal of such cause, the right of the Trustee and/or of the Holders to accelerate the Debentures as aforesaid in this Section 10, shall arise only if the grace period prescribed in such Sections or such law (as applicable) had lapsed, and the cause was not removed in the duration thereof. Notwithstanding, the Trustee may shorten the grace period as aforesaid if it believed that it may materially prejudice the rights of the Holders.

10.3.
It is hereby clarified that the Trustee’s duties according to this Section 10, are subject to the actual knowledge thereof of the occurrence of the facts, cases, circumstances and events specified therein, whether by virtue of public announcements released by the Company, notifications sent to the Trustee by the Company pursuant to the terms of this Indenture, or by virtue of information which otherwise has reached it in the context of its service as Trustee of the Debenture. This is not to derogate from the duties of the Trustee according to any law.

11.	Claims and Proceedings by the Trustee

11.1.
At any time after the Debentures of the Relevant Series have been accelerated, as set forth in Section 10 above, the Trustee shall be entitled, according to its discretion, to initiate any such proceedings, including legal proceedings and motions for instructions, as the Trustee shall deem fit, and subject to the provisions of any law, for the enforcement of the Company’s undertakings pursuant to this Indenture and for the exercise of the rights of the Debentures Holders under this Indenture.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Subject to the provisions of this Section, after the Debentures of the Relevant Series have been accelerated, as set forth in Section 10 above, the Trustee shall be obligated to act as aforesaid in this Section if it shall be required to do so by a Special Resolution adopted at a meeting of the Holders of Debentures of such Series, pursuant to this Indenture, unless the Trustee determines that in the circumstances of the matter it is not just and/or reasonable to do so, and it filed with the competent court a motion for instructions on the subject matter at the first possible date.

11.2.
The Trustee may, prior to initiating proceedings as aforesaid, convene a meeting of the Debenture Holders pursuant to the provisions hereof, in order for such Holders to decide by way of a Special Resolution what proceedings to initiate in order to exercise their rights pursuant to this Indenture, provided that the meeting shall be convened at the first possible date pursuant to this Indenture, and the delay of the proceedings shall not risk the rights of the said Holders. Also, the Trustee will be entitled to reconvene meetings of Holders as aforesaid, for the purpose of receiving instructions in all matters pertaining to the conduct of such proceedings according to the aforesaid.

11.3.
It is clarified, that nothing in the provisions of this Section 11 shall derogate from the Trustee’s authority to convene, at any time, a general meeting of the Debenture Holders in order to discuss and/or receive the instructions thereof in respect of any matter concerning the Indenture.

11.4.
The Trustee may, according to its sole discretion, delay the performance of any action thereby according to the Indenture, for the purpose of referring to a meeting of the Debenture Holders and/or the Court until it receives instructions from the meeting of the Debenture Holders and/or from the Court as to how to act, provided that the convening of the meeting or application to the Court shall be carried out at the first possible date pursuant to the terms of this Indenture. The convening of a meeting of Debenture Holders by the Trustee in order to receive instructions as to how to act, shall not be deemed a breach of its duty under Section 35H of the Securities Law, provided that the convening of the meeting in itself shall not materially prejudice the rights of the Holders.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

11.5.
For avoidance of doubt it is hereby clarified that none of the provisions specified above may prejudice and/or derogate from the right of the Trustee, hereby conferred upon the Trustee, to apply, according to its sole discretion, to legal proceedings, even before the Debentures shall be accelerated, and thereafter, for the purpose of issuance of any order in respect of all matters regarding the trust.

11.6.
It is clarified, that the right to accelerate the Debentures shall arise only in accordance with and in the manner prescribed in Section 10 of the Indenture, and the provisions of this Section 11 shall not supplement such causes and rights of acceleration of the Debenture.

12.	Trust for the Proceeds

All of the proceeds held by the Trustee in connection with the Debentures of the Relevant Series, other than its fees, shall be held thereby in trust for the Holders of Debentures of the Relevant Series and shall serve in the hands thereof for the purposes and according to the order of priorities as follows:

First, for clearing expenses, payments, levies and liabilities expended by the Trustee, charged thereon, or incurred through or as a result of the actions of performing the trust or in another manner in connection with the terms of the Indenture, including the fee thereof, all in respect of the Debentures, and will use the balance, first - to pay sums under the “Indemnification Undertaking” as defined in Section 25 below; second - to pay the Debentures Holders the arrears in interest (including the arrears interest if any) due thereto according to the terms of the Debentures and subject to the linkage terms in the Debentures (if any),  pari passu and pro rata to the amount of the arrears in interest, owing to each of them with no preference or right of priority in respect of any of them; third - to pay the Debenture Holders the amounts of the principal due thereto according to the Debentures and subject to the linkage terms in the Debentures (if any), pari passu and pro rata to the amounts due thereto, with no preference regarding priority in time of issuance of the Debentures by the Company or otherwise; fourth -  in order to pay the Debenture Holders the interest amounts yet to mature and to which they are entitled under the Debentures held thereby, pari passu and subject to the linkage terms in the Debentures (if any), pro rata to the amounts due thereto, with no preference regarding priority in time of issuance of the Debentures by the Company or otherwise; fifth - in order to pay the Debenture Holders the amounts of the principal yet to mature and to which they are entitled under the Debentures held thereby, pari passu and subject to the linkage terms in the Debentures (if any), pro rata to the amounts due thereto, with no preference regarding priority in time of issuance of the Debentures by the Company or otherwise. The excess, if any, shall be paid by the Trustee to the Company or its successors. Withholding tax shall be deducted from the payments to the Debenture Holders, to the extent that such withholding is mandated under any law.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Payment of the amounts by the Trustee to the Debenture Holders shall be effected according to the provisions of law.

13.	Authority to Withhold Distribution of Funds

Notwithstanding the provisions of Section 12 above, should the monetary amount received as a result of the initiation of the proceedings specified in Section 11 above and which will be available for distribution at any time to the Debenture Holders as aforesaid, will be less than NIS 1 million (the “Minimal Amount”), the Trustee shall not be obligated to distribute such and will be entitled to invest the said amount, in whole or in part, in investments permitted under the Indenture.

Once the aforesaid investments including the profits thereof, together with other funds which shall reach the Trustee for the payment thereof to the Debenture Holders, if any, shall amount to the Minimal Amount, or at the next date prescribed for effecting payment on account of the principal and/or interest under the Debentures (the earlier thereof), even if the amount accrued by the Trustee is less than the Minimal Amount, the Trustee shall be obligated to distribute said amount accrued thereby as aforesaid to the Debenture Holders. Notwithstanding the provisions of this Section above, the Debenture Holders may, pursuant to an ordinary resolution adopted thereby, instruct the Trustee to pay them the funds received by the Trustee and are available for distribution as stated in Section 12 above, even if the amount thereof is less than the Minimal Amount and even if the payment date of principal and/or interest under the terms of the Debentures has yet to arrive.

Nothing stated in this Section above shall derogate from the provisions of Section 12 above regarding the order to priorities of distribution of funds received by the Trustee and it shall be clarified, that payments which precede payment to the Holders in the order of priorities, as set forth in Section 12 above, shall be distributed and/or paid, as the case may be, immediately after receipt thereof, even if the amount accrued by the Trustee is lower than the Minimal Amount.

14.	Notice of Distribution

14.1.
The Trustee shall notify the Holders of the date and place on and in which any payment of the payments stated in Sections 12 and 13 above shall be made, by an advance notice of fourteen (14) days which will be delivered in the manner prescribed in Section 26 below.

14.2.
After the date specified in the notice, the Holders will be entitled to interest according to the rate set forth in the Debenture, only for the balance of the principal (if any) after deduction of the amount paid, or proposed to be paid to them, as aforesaid.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

15.	Refrainment from Payment for a Reason which is Beyond the Company's Control

15.1.
Any sum payable to a Debenture Holder and which was not actually paid on the due date for the payment thereof for a reason beyond the Company’s control, even though the Company was ready and able to pay the sum in full (the “Impediment”), shall cease to bear interest and linkage differentials, if any, from the aforesaid date and the said Holder shall be entitled only to those sums to which he was entitled on the maturity date of that payment on account of the principal and/or linkage differentials and/or interest (as applicable).

15.2.
If such sum as aforesaid has not been paid within fourteen (14) days of the due date for the payment thereof, then on the first Business Day after the due date for payment of such sum, the Company shall remit such sum to the Trustee, who shall hold the sum in trust for the Debenture Holder, and the transfer of the sum to the Trustee as aforesaid shall be deemed payment of such sum to such Holder. If the aforesaid sum is the last payment – the deposit of said sum in trust in the hands of the Trustee shall be deemed a redemption of the aforesaid Debentures. The Trustee shall deposit any sum held thereby in trust for Holders in the bank in investments permitted under the Indenture. After receiving from the Holder a notice of the removal of the Impediment, the Trustee shall remit to the Holder the funds accrued on the deposit and which resulted from the liquidation of the investment of the same, net of all of the expenses and management fees of the escrow account and net of any tax under law. The payment shall be made against the presentation of such evidence as shall be acceptable to the Trustee concerning the Holder’s right to receive the same.

15.3.
Upon the expiration of one year after the final date for discharge of the Debentures of the Relevant Series, the Trustee shall remit the sums accrued in its hands to the Company, net of expenses incurred pursuant to the terms of this Indenture, and the Company shall hold the same in trust and invest the same as provided in Section 15.2 above, for the Holder until the expiration of three (3) years after the date of the final discharge of the Debentures of the Relevant Series, and it shall make no use of the same during such period. With respect to the sums that shall be remitted to the Company by the Trustee as aforesaid, they shall be subject to the provisions of this Section 15, mutatis mutandis. After remitting the sums to the Company, the Trustee shall not owe to the Holders of Debenture of the Relevant Series any payment in respect of the sums held thereby as aforesaid.

15.4.
The Company shall confirm to the Trustee in writing that such sums were remitted thereto and the receipt of the same in trust for the Debenture Holders as aforesaid, and it shall undertake to indemnify the Trustee for any damage of any kind that the Trustee shall suffer for the remittance of the funds as aforesaid, provided that it acted in a reasonable manner and not in bad faith and/or malice and/or negligence. Funds as aforesaid which shall not be demanded from the Company by the Debenture Holder as aforesaid upon the expiration of three (3) years after the final discharge date of the Debentures, shall become the Company’s property and it shall be entitled to use the remaining funds for any purpose whatsoever. It is clarified, that the foregoing shall not derogate from the rights of the Debenture Holders under the law.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

16.	Receipt from the Debenture Holders

16.1.
A receipt from a Holder or evidence from the transferring bank regarding the execution of the transfer or the execution of the transfer via the TASE Clearinghouse for the amounts of principal and/or interest and/or linkage differentials (as applicable) paid to such Holder by the Trustee and/or the Company for the Debentures, shall release the Trustee and/or the Company (as the case may be) entirely in respect of anything related to the payment of the amounts stated therein.

16.2.
A receipt from the Trustee concerning the deposit of the amounts of principal and/or interest and/or linkage differentials (as applicable therewith in favor of the Debenture Holder shall be deemed a receipt from the Debenture Holder.

16.3.	The funds distributed as provided in Section 15 above shall be deemed as made on account of the discharge of the Debentures.

16.4.
The Trustee shall be entitled to demand that a Debenture Holder  present to it, upon payment on account of the principal and/or interest and/or linkage differentials (as applicable), the Debenture Certificate for which the payments are made, or in the alternative, any other formal document signed by the Transfer Agent and/or a TASE member, attesting to the holding of the Debentures by him.

17.	Application of the Securities Law

In any matter not mentioned herein as well as in any case of conflict between the mandatory provisions of the Securities Law regarding Debentures of the Relevant Series and this Indenture, the parties shall act in accordance with the provisions of the Securities Law, with no necessity to amend the provisions of this Indenture.

18.	Investment of Funds

All of the funds which the Trustee may invest according to this Indenture shall be invested thereby solely in bank deposits with one of the five large banks in Israel or in governmental bonds, all subject to the terms of the Indenture and to the provisions of any law. If the Trustee invested funds as aforesaid, then in respect of such amounts, the Trustee shall owe the entitled parties only the consideration received from the realization of the investments, net of its fee and expenses, the commissions and expenses related to the investment as aforesaid and the management of the trust accounts, and net of the mandatory payments which apply to the trust accounts, and the Trustee shall act with respect to the balance of the funds in accordance with the provisions of the Indenture, as applicable.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

19.	The Company’s Undertakings vis-à-vis the Trustee

The Company assumes, vis-à-vis the Trustee, the following undertakings, for as long as the Debentures of the Relevant Series have not yet been fully paid-up:

19.1.	To continue managing the Company’s businesses in an orderly and proper manner.

19.2.	To keep and maintain its assets (as being from time to time) in good and functioning condition.

19.3.
To provide and instruct its accountants to provide the Trustee and accountants, attorneys or other consultants on its behalf any information that shall be reasonably required for protecting the Holders with respect of all of the data related to the Company’s business or assets (subject to the provisions of any law and to their execution of an undertaking of confidentiality in favor of the Company as specified below). Without derogating from the generality of the foregoing, the Company shall deliver to the Trustee documents held solely by the Company within 5 Business Days of the date of the Trustee’s request. Such documents shall be delivered to consultants on behalf of the Trustee only after the Company shall have received a confidentiality undertaking signed by such consultants.

19.4.	To keep regular account books in accordance with acceptable accounting principles and to keep the books, including the documents serving as evidence thereof, at its offices, as required under law.

19.5.	To allow the Trustee to attend the general meetings of the Company’s shareholders (without a right to participate or to vote).

19.6.	To deliver to the Trustee the reports and notices as specified in Section 31 below.

19.7.
To provide to the Trustee, at its request, an affidavit and/or statements and/or details and/or information, as required by the Trustee pursuant to its sole discretion, for the purpose of implementing and exercising the authorities, powers and authorizations of the Trustee and/or its representatives under the Indenture, provided that they are reasonable. Without derogating from the generality of the foregoing, the Company shall deliver to the Trustee documents held solely by the Company within 5 Business Days of the date of the Trustee’s request. Such documents shall be delivered to consultants on behalf of the Trustee only after the Company shall receive a confidentiality undertaking signed by such consultants.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

19.8.
To promptly report by way of an immediate report, in the Trustee’s name, any report in such language as shall be delivered thereto in writing by the Trustee with respect to the Debentures and/or the trust thereof according to this Indenture, to the extent so requested by the Trustee.

The Trustee hereby undertakes to maintain under confidentiality, and to obligate any person acting on its behalf to maintain under confidentiality, any information that it shall receive from the Company as aforesaid and that it shall receive under any law as in effect from time to time, and not to use such information unless its disclosure or use is required for the purpose of fulfilling the Trustee’s duty under the Securities Law, this Indenture or a court order, provided that such disclosure shall be limited to the minimal degree and scope required in order to comply with the requirements of the law and that the Trustee shall coordinate with the Company in advance, to the extent possible and permissible, the content and time of disclosure, in a manner affording the Company reasonable time to apply to legal proceedings to the extent necessary for the purpose of preventing such disclosure of information.

20.	Additional Undertakings

After and insofar as Debentures of the Relevant Series shall be accelerated, as set forth in Section 10 above, the Company shall perform from time to time and at any time that it shall be required to do so by the Trustee, all of the reasonable actions in order to allow the exercise of all of the authorities vested in the Trustee, and in particular, the Company shall take the following actions:

20.1.
It shall transfer and remit to the Trustee the consideration for the Debentures due, according to the terms thereof. In the event that the Company has remitted the full amount of the principal and/or interest and/or linkage differentials pursuant to this Section, the Company shall be deemed to have fully fulfilled its undertakings toward the Debenture Holders in relation to the relevant payment of the principal and/or interest and/or linkage differentials.

20.2.
It shall deliver statements and/or shall execute all of the documents and/or shall take and/or cause the taking of all of the actions necessary or required under the law for validating the exercise of the authorities, powers and authorizations of the Trustee and/or its representatives.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

20.3.	It shall provide all of the notices, orders and instructions that the Trustee shall deem useful and shall demand.

21.	Other Agreements

Subject to the provisions of the law, neither the fulfillment of the Trustee’s duties hereunder, nor its mere status as a trustee, shall prevent the Trustee from engaging with the Company in various contracts or from performing transactions therewith in its ordinary course of business, provided that such engagement with the Company shall not prejudice the rights of the Holders of the Debentures of the Relevant Series, and provided further that such engagement shall not place the Trustee in a conflict of interests toward the Holders of the Debentures of the Relevant Series.

22.	Trustee’s Fees

The Company shall pay to the Trustee a fee for its services as a trustee for the Debentures under the Indenture, as follows:

22.1.
For the first year of trust, immediately after the issuance of Debentures of the Relevant Series, the Trustee shall be paid an annual fee of NIS 28,000 (per series), and for each additional year during which the Trustee shall act as a trustee for the Debentures of the Relevant Series (and for as long as the Debentures of the Relevant Series, which are yet to be paid-up, are in circulation), the sum of NIS 24,000 per each series (all linked to the Consumer Price Index known on the  execution date of this Indenture but in any event shall be no less than the sum prescribed above). Such fee shall be paid at the beginning of each year of trust. In the event that collateral shall be provided in favor of the Holders of the Debentures of the Relevant Series in accordance with the Indenture, the parties shall negotiate an update of the fee. No payment shall be charged for the expansion of a Debenture Series.

22.2.	For the Trustee’s presence at meetings of the Company’s shareholders, the Trustee shall be paid an additional fee of NIS 1,000 per meeting (linked to the Consumer Price Index as aforesaid).

22.3.
If the Trustee’s term expired with respect to the Debentures of the Relevant Series as provided in the Indenture and/or if it ended in accordance with the terms of the Debentures, the Trustee shall not be entitled to payment of a fee for the period commencing on the date on which a substitute trustee has commenced its service and any overpayment made to the Trustee for such period shall be reimbursed thereby to the Company.

22.4.
For special actions and special works performed by the Trustee, beyond the regular activity of the Trustee, such as the performance of an action resulting from a breach of the Indenture by the Company and/or due to the need to take actions due to the non-fulfillment by the Company of its undertakings toward the Debenture Holders and/or for an acceleration of the Debentures, and including the participation in various meetings (such as meetings with the Securities Authority), the Company shall pay the Trustee a fee according to the hours actually invested thereby, in the sum of NIS 550.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

22.5.
VAT as prescribed by law shall be added to all of the aforesaid sums payable to the Trustee and they shall be linked to the index published on May 15, 2014, but shall not be less than the nominal amount prescribed above.

22.6.	For actions performed by the Trustee prior to the execution of this Indenture, the Company shall pay the Trustee a one-time amount in the sum of 7,500 NIS plus VAT.

Without derogating from the foregoing, in the event of the appointment of a Trustee in substitution of a Trustee whose service had ended pursuant to the provisions of this Indenture and/or the provisions of the law, the Debenture Holders shall bear the difference by which the fee of the appointed Trustee surpassed the fee paid under this Section 22 above to the Trustee whose service had ended as aforesaid, if any, and to the extent that such difference is unreasonable.

23.	Special Authorities

23.1.
The Trustee shall be entitled to deposit all of the notes and documents that attest to, represent and/or determine its right with respect to any asset found at that time in its hands, in a safe and/or any other place of its choice, with any banker and/or banking company and/or attorney.

23.2.
In the framework of performing the matters of the trust hereunder and subject to the provisions of any law and the Indenture, the Trustee may commission the opinion and/or advice of any expert, including any lawyer, accountant, assessor, appraiser, surveyor, broker or other expert, and act in accordance with the conclusions thereof, whether such opinion and/or advice were prepared at the request of the Trustee and/or of the Company, and the Trustee shall not be liable for any loss or damage suffered as a result of any act and/or omission committed thereby in reliance on such advice or opinion as aforesaid, unless it was determined in a final and conclusive judgment that the Trustee acted with malice or bad faith or negligence (in respect of which the Trustee is not exempted). The Trustee shall make available to the Company, at its request, a copy of any opinion or advice as aforesaid, provided that it shall not prejudice the rights of the Holders.

23.3.
Subject to the provisions below, the Company shall bear the entire cost of engaging such consultants, provided that, to the extent that the terms below shall not prejudice the rights of the Debenture Holders, the Trustee shall deliver to the Company, reasonable time in advance, a notice of its intention to receive an expert opinion or advice as aforesaid, together with a specification of the representative’s fees and the purpose of appointment thereof, and that such opinion or advice shall be not provided by a person found in a conflict of interests and/or competition with the Company’s business (including material held companies of the Company). At the Company’s request, and to the extent that it will not prejudice the rights of the Debenture Holders, the Trustee shall examine and present to the Company, prior to such engagement, a reasonable number of alternatives for such engagement. The Company shall choose one of such offers, and shall be entitled to negotiate the offer with such experts. The aggregate sums to be borne by the Company for the foregoing shall not exceed a reasonable and acceptable amount in the circumstances of the matter.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

23.4.	Any advice and/or opinion as aforesaid may be provided, sent or received by letter, telegram, fax and/or any other electronic medium for the transfer of information in writing.

23.5.
Subject to the provisions hereof, the Trustee may, but is not obligated to, convene at any time, if deemed necessary thereby, a general meeting of Holders of Debenture of the Relevant Series, in order to discuss and/or receive its instructions in any matter concerning this Indenture and it may reconvene the same.

23.6.
The Trustee shall not be required to notify any party of the execution of this Indenture and it may not intervene in any manner whatsoever in the management of the Company’s business or affairs, other than in accordance with the authorities granted thereto herein. Nothing in this Section shall limit the Trustee in any action that it is obligated to perform in accordance with the provisions of this Indenture.

23.7.
The Trustee shall faithfully exercise the powers, authorizations and authorities granted thereto hereunder at its absolute discretion, in a reasonable manner and in accordance with the provisions of any law.

24.	Trustee’s Authority to Engage Proxies

The Trustee may, in the framework of managing the business of the trust under this Indenture, appoint a proxy, or proxies, to act in its place, whether an attorney or another person, in order to take or participate in taking special actions that are required in connection with the trust, and without derogating from the generality of the aforesaid, institute legal proceedings, provided that the Trustee gave notice to the Company of the appointment of a proxy as aforesaid and such representative shall have assumed a confidentiality undertaking toward the Company as set forth in Section 19 hereof. The Trustee may also pay, at the Company’s expense, the reasonable fees of any such representative for proceedings for the purpose of or after the acceleration of the Debentures, and the Company shall reimburse the Trustee, immediately at its first demand, for such expenses, provided that the Trustee acted in accordance with Section 23.3 above, mutatis mutandis, in connection with the appointment of such representatives. The appointment of a representative as aforesaid shall not release the Trustee from any liability that would have applied thereto if not for said appointment and/or derogate from the Trustee’s liability for its actions and the actions of its representatives. The Company may object to the appointment of a certain proxy as aforesaid on any reasonable ground, including if the proxy is a competitor or is found in a conflict of interests, whether directly or indirectly, with the Company’s businesses.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

25.	Indemnification of the Trustee

25.1.
The Trustee and all of its officers, employees, shareholders, proxies or experts appointed and/or shall be appointed thereby pursuant to the provisions hereof (the “Indemnitees”) shall be entitled to receive indemnification from the Debenture Holders and/or the Company, as the case may be, for reasonable expenses that they incurred and/or shall incur and for a monetary charge under a final and conclusive judgment (in respect of which a stay of execution order was not issued) or pursuant to a settlement that has been concluded (and to the extent that the settlement pertains to the Company and/or to payments that it is to bear, subject to the Company’s consent), all - in connection with actions concerning the Debentures which they took or are to take by virtue of their duties under the terms hereof and/or under law and/or under any instruction of a competent authority and/or under any statute and/or at the demand of the Debenture Holders and/or at the demand of the Company, as specified in this Section below. Nothing in this Section 25 shall derogate from the provisions of Sections 23.2 and 24 regarding the Trustee’s mode of action in connection with the engagement of consultants and representatives thereby.

25.2.	Notwithstanding the aforesaid:

[a]
The Indemnitees shall not be entitled to demand indemnification in advance in respect of an urgent matter (without derogating from their right to retroactive indemnification for such matter, if and insofar as such right is afforded thereto).

[b]
The Indemnitees shall be entitled to indemnification for liability in torts in case that they shall be charged with such liability under a final and conclusive judgment or a concluded settlement vis-à-vis a third party, who is not one of the Debenture Holders, provided that they did not act in negligence and/or bad faith and/or malice.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

25.3.	The aforesaid right of indemnification is subject to the following conditions:

[a]	The expenses are reasonable.

[b]	The Indemnitees acted in good faith and such action was taken in the framework of the performance of their duties, according to the provisions of the law and this Indenture.

[c]
If determined in a final and conclusive judicial decision that the Indemnities acted in negligence and/or bad faith and/or malice and/or acted in negligence that is not exempted under any law or this Indenture, the Indemnitees shall repay the Indemnification Undertaking amounts paid thereto (together with linkage differentials).

25.4.
Without derogating from the rights of compensation and indemnification under the law and/or the commitments of the Company and the Debenture Holders hereunder, the Indemnitees shall be entitled to receive out of the funds received by the Trustee from the proceedings instituted thereby and/or otherwise under the Indenture, indemnification with respect to the undertakings assumed by them, with respect to expenses incurred by them in the course of performing the trust or in connection with such actions, which at the Trustee’s opinion were required for the performance of the same and/or with respect to the exercise of authorities and authorizations granted by virtue of the Indenture as well as with respect to all kinds of legal proceedings, opinions and consultation with attorneys and other experts, negotiations, exchange, expenses, claims and demands with respect to any matter and/or issue which were done and/or not done in any matter, and all with respect to the Debentures, and the Trustee may withhold the funds held thereby and pay therefrom the sums required for the payment of the indemnification as aforesaid. All of said sums shall have preference over the rights of the Debenture Holders, subject to the provisions of any law, provided that the Trustee acted in good faith and in accordance with the duties imposed thereon under any law and hereunder.

25.5.
Whenever the Trustee shall be required under the terms of the Indenture and/or under the law and/or an instruction by a competent authority and/or any statute and/or at the demand of the Debenture Holders and/or at the demand of the Company, to take any action with respect to the Debentures, including, without limitation, instituting proceedings or filing claims at the request of the Debenture Holders, as provided in the Indenture, the Trustee may refrain from taking any such action until it receives to its satisfaction a letter of indemnification from the Company and/or from all or any of the Debenture Holders with respect to expenses and/or damage that may be suffered thereby and/or by the Indemnitees and/or by the Company (as the case may be) due to taking such action as aforesaid, for any liability for damage and/or expenses that may be suffered by any of them, due to taking such action. It is clarified that the aforesaid does not exempt the Trustee from taking an urgent action which is required in order to prevent a material breach of the rights of the Debenture Holders.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

25.6.
Notwithstanding the aforesaid in this Section 25, whenever the Trustee deems fit, for the purpose of protecting and/or exercising the rights of the Debenture Holders and/or whenever it shall be obligated, according to the terms of the Indenture and/or under law and/or an instruction of a competent authority and/or any statute and/or at the demand of the Company and/or the Debenture Holders, to institute legal proceedings, the Company shall deposit in the Trustee’s hands a sum that shall be reasonably determined by the Trustee as the expected sum of expenses of the Trustee and/or the Indemnitees in connection with such proceedings (the “Financing Cushion”). In case that the Company does not deposit the Financing Cushion on the date that it was requested to do so by the Trustee, and in the Trustee’s opinion there shall be doubt as to the Company’s ability to cover the expenses involved in instituting proceedings by the Trustee and/or by the Indemnitees, the Trustee shall immediately convene a meeting of the Holders of Debenture of the Relevant Series with a request that they shall deposit in its hands the amount of the Financing Cushion, each in accordance with its Pro Rata Portion (as such term is defined below) for covering the expenses involved in the proceedings which the Trustee intend to institute. In the event that the Debenture Holders refuse to bear the expenses involved in instituting the proceedings by the Trustee, the Trustee shall be under no obligation to institute proceedings as aforesaid. It shall hereby be clarified, that the Debenture Holders’ consent as aforesaid shall not release the Company from its undertakings to bear and cover all of the reasonable expenses involved in instituting said proceedings, to the extent that such undertakings apply thereto under any law and this Indenture. In addition, all of the funds that shall be received from enforcement proceedings shall also be used for reimbursement and covering of expenses which the Debenture Holders undertook to bear as aforesaid. It is clarified that the foregoing does not exempt the Trustee from taking an urgent action required for preventing a material breach of rights of the Debenture Holders.

The Trustee is authorized to determine the amount of the Financing Cushion and shall be entitled to repeatedly act to create an additional Financing Cushion as aforesaid, from time to time, all subject to the provisions of this Section 25. To the extent that regulations under Section 35E1 of the Securities Law shall enter into effect (and apply to the Company) in respect of depositing a deposit by the Company in favor of the Debenture Holders, such deposit shall serve in lieu of the Financing Cushion, and the provisions of this Section shall apply to such deposit, mutatis mutandis, subject to the provisions of any law.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

For the purpose of this Section 25, its “Pro Rata Portion” means: the pro rata portion of Debentures held by the Holder on the relevant effective date out of the aggregate nominal value in circulation at such date. It is clarified that the calculation of the Pro Rata Portion shall remain unchanged, even if after such date, the nominal value of the Debentures held by the Holder shall have changed.

The indemnification undertakings under this Section 25 shall be referred to as the “Indemnification Undertaking”.

25.7.	The ‘Indemnification Undertaking’:

[a]
Shall apply to the Company in any case of (1) actions that were taken and/or required to be taken according to the terms hereof or in order to protect the rights of the Debenture Holders (including due to a Holder’s demand which is required for such protection); and (2) actions that were taken and/or required to be taken at the Company’s demand.

[b]
Shall apply to the Holders who held the Debentures on the effective date (as defined below) in any case of (1) actions that were taken and/or required to be taken at the demand of the Debenture Holders (except for such actions that were taken at demand of the Debenture Holders in order to protect the rights of the Debenture Holders); and (2) the Company’s failure to pay the sum of the ‘Indemnification Undertaking’ that applies thereto under subsection [a] above (subject to the provisions of Section 25.9 below).

For the purpose of such matter, the effective date for determining the liability of a Holder for the ‘Indemnification Undertaking’ is as follows: (1) in any event in which the ‘Indemnification Undertaking’ is required due to an urgent resolution or action which is necessary in order to prevent a material adverse impairment of the rights of the Debenture Holders, without a prior resolution of the meeting of the Debenture Holders – the effective date for the liability shall be the closing of the Trading Day on the day on which the action is taken or the resolution is adopted (the earlier thereof) and if that day is not a Trading Day, the preceding Trading Day; (2) in any event in which the ‘Indemnification Undertaking’ is required according to a resolution of the meeting Debenture Holders – the effective date for the liability shall be the date stated in the proof of ownership (as specified in Section 8 of the Second Schedule hereto) and it shall also apply to a Holder who did not attend or participate in the meeting.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

25.8.
In any event where: (a) the Company fails to pay the amounts required to cover the Indemnification Undertaking and/or fails to deposit the amount of the Financing Cushion, as the case may be; and/or (b) the Indemnification Undertaking applies to the Holders under the provisions of Section 25.7[b] above and/or the Holders were called to deposit the amount of the Financing Cushion under Section 25.6 above and they have failed to deposit said amount in full, the following provisions shall apply:

25.8.1.
First – the amount shall be financed out of the sums of interest and/or principal that the Company is to pay the Debenture Holders after the date of the required action, and the provisions of Section 12 of the Indenture shall apply.

25.8.2.
Second – if the Trustee believes that the amounts deposited under the Financing Cushion shall not suffice to cover the Indemnification Undertaking, the Holders holding on the effective date (as defined in Section 25.7 above) shall deposit in the hands of the Trustee, each in accordance with its Pro Rata Portion (as such term is defined in Section 25.6 above) the missing amount. The sum to be deposited by each Holder shall bear an annual interest at a rate equal to the interest determined for the Debentures and shall be paid in priority as set forth in Section 12 of the Indenture.

25.9.	The payment by the Holders in the Company’s stead of any sum imposed on the Company pursuant to this Section 25 shall not release the Company from its obligation to bear the said payment.

25.10.
It is clarified, that the Company and/or the Debenture Holders shall not be required to pay under this Section 25 any funds actually paid to the Trustee and/or any of the Indemnitee, in any manner whatsoever, in the framework of insurance purchased by the Trustee and/or the Indemnitees. For the avoidance of doubt it shall be clarified, that the indemnification amount hereunder shall apply over and above (and in addition to) an amount paid in the framework of such insurance.

26.	Reports and Notices

Any notice on behalf of the Company and/or Trustee to the Debenture Holders shall be provided by way of an immediate report on the MAGNA system only, and in the following cases only, including as required under any law, the Company shall also publish an announcement in two (2) newspapers of broad circulation, which are published in Israel in Hebrew: (a) an arrangement or settlement pursuant to Section 350 of the Companies Law; (b) a merger; provided that a newspaper publication is required under law. Any notice that was provided as aforesaid shall be deemed to have been delivered to the Debenture Holders at the date of publication on the MAGNA system or newspaper, as applicable and according to the earlier thereof.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Any notice or demand on behalf of the Trustee to the Company or on behalf of the Company to the Trustee may be given by way of a letter that shall be sent by registered mail or by courier (according to the address specified in the Indenture or according to a different address of which a party shall give a written notice to the other), or – by transmitting it by fax or by e-mail. Any notice or demand that shall be sent by registered mail shall be deemed to have been received by the other party three (3) Business Days after postal dispatch thereof. Any notice or demand that shall be sent by courier shall be deemed to have been received by the other party upon its delivery by the courier to the addressee or upon the tender thereof to the addressee, as the case may be. Any notice or demand that shall be sent by fax or e-mail (in addition to telephone confirmation of receipt thereof) shall be deemed to have been received by the other party one Business Day after the transmission thereof.

Copies of notices that shall be provided by the Company to the Debenture Holders shall be sent by the Company also to the Trustee (and for such purpose – the issuance of an immediate report by the Company on the MAGNA system shall also be deemed a dispatch of a copy of such notice to the Trustee), and copies of notices that shall be provided by the Trustee to the Debenture Holders shall be sent by the Trustee also to the Company.

To the extent that the Trustee wishes to deliver a report or notice via the MAGNA system, the Trustee shall update the Company in advance prior to any report or notice filed thereby pursuant to the provisions of the Securities Law and its regulations and the provisions of this Section 26.

As long as no other written notice was provided by the Trustee to the Company, the Trustee’s contact person in connection with this Indenture is Rami Sebty, V.P., e-mail: office@mtrust.co.il.

27.	Waivers, Compromises and/or Changes in the Indenture

27.1.
Subject to the provisions of any law, the Company and the Trustee may, whether before or after the principal of the Debentures of the Relevant Series is due, change the Indenture and/or the terms of the Debentures of the Relevant Series, if one of the following applies:

[a]
If the Trustee was convinced that the change does not prejudice the Holders of the Debentures of the Relevant Series. The provisions of this sub-section shall not apply to changes in payment terms under the Debentures (including payment dates, the interest rate and the linkage terms of the Debenture (if any)), causes for acceleration, reports that the Company is obligated to provide to the Trustee, and in respect of a change of the Trustee’s identity or its fees under the Indenture, for the purpose of appointing a Trustee in substitution of a Trustee whose service has ended.

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[b]
Holders of Debentures of the Relevant Series have agreed to the change in a resolution adopted at a meeting of the Holders of Debentures of the Relevant Series, in which Holders of at least fifty percent (50%) of the balance of the nominal value of the Debentures of the Relevant Series in circulation were present, or an adjourned meeting of such meeting, in which Holders of at least twenty percent (20%) of such balance were present, by a majority of Holders of at least two thirds of the balance of the nominal value of Debentures of the Relevant Series represented at the vote.

27.2.	In addition to the provisions of sub-section 27.1 above and subject to the provisions of any law:

[a]
Other than in respect of the matters specified in Section 27.1[a] above, the Trustee may, from time to time and at any time, if it does not prejudice the rights of the Holders of the Relevant Series, waive any breach or non-performance of any of the terms of the Indenture by the Company.

[b]
The Trustee shall be entitled, with a prior approval that shall be provided by a meeting of Holders of Debenture of the Relevant Series in the manner set forth in Section 27.1[b] above, settle with the Company with respect to any of their rights or claims, and to waive any of their rights or claims vis-à-vis the Company pursuant to the Indenture and the Debentures. If the Trustee settled with the Company after it received a prior approval of the Debenture Holders as aforesaid, the Trustee shall be exempt from any liability for this action, provided it did not act in malice, bad faith or negligence or in contradiction of the provisions hereof.

27.3.	The Company and/or Trustee shall deliver to the Debenture Holders a notice of any change and/or waiver as aforesaid in sub-sections 27.1[a] or 27.2[a] above, promptly after the execution thereof.

27.4.
In any case of exercise of the Trustee’s right under this Section above with respect to the Debentures, the Trustee may demand the Debenture Holders to deliver to it or to the Company the Debenture Certificates, for the purpose of registering a note concerning any waiver, settlement, change or amendment as aforesaid, and at the Trustee’s demand the Company shall register such a note on the Debenture Certificates delivered thereto.

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27.5.
In addition to the aforesaid, the terms of the Debentures may be changed in the framework of an arrangement or settlement that was approved by the Court, pursuant to Section 350 and the provisions of the Third Chapter of Part Nine of the Companies Law.

27.6.
To the extent that for the purpose of exchanging Debentures for debentures of another traded company, in the framework of a merger, split, re-organization of the Company or an exchange tender offer, the approval of the Debenture Holders shall be required under law, such approval shall be rendered by way of the adoption of a Special Resolution of the Debenture Holders, or in another manner permitted under law on the relevant date.

28.	The Debenture Holders’ Register

The Company shall keep, at is registered office, the Register (as defined in Section 1.5 of the Indenture) which shall be open to the inspection of any person (during reasonable activity hours and upon prior coordination) in which all of the registered Holders of the Debentures of the Relevant Series, as being from time to time, shall be registered, as well as additional details, as set forth in Section 35H3 of the Securities Law. In addition, the Register shall record other Holders, insofar as such Holders shall exist due to a split or a transfer of ownership of the Series H Debentures or the Series I Debentures, in the event that actions are taken in accordance with Section 6 of the Terms and Conditions Overleaf. The Company may close the Register from time to time for a period or periods of time that shall not exceed thirty (30) cumulative days per year.

The Company shall not be required to record in the Register any notice concerning a pledge or charge of any kind or any right in equity, claim or setoff or any other right with respect to the Debentures. The Company shall only acknowledge the ownership of the person in whose name the Debentures were registered. The legal heirs, administrators or executors of said Holder and any person who shall be entitled to the Debentures due to the bankruptcy of any registered Holder (and if it is a corporation – due to its dissolution) shall be entitled to be registered as the Holders thereof after providing evidence which in the Company’s opinion shall suffice to prove their right to be registered as Holders thereof. The foregoing shall not derogate from the provisions of Section 35H3(b) of the Securities Law regarding the registration of a holder of debentures in trust.

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29.	Appointment of a New Trustee and Expiry of the Trustee’s Office

29.1.
The Trustee’s office shall terminate in the cases specified in Section 35N of the Securities Law and according to the terms thereof as well as in any event of a prevention under any other statute (including under the directives of the Israel Securities Authority), applying to its office as Trustee for the Series H Debentures and/or the Series I Debentures.

29.2.
In case of termination or expiry of the Trustee’s office as aforesaid, the Company shall act to appoint a new trustee which shall be a trust company of one of the six (6) large banks in Israel, or any other trustee that is a company registered in Israel, that is engaged in trusts, meets the qualification requirements prescribed by the Securities Law, and is approved at the meeting of the Debenture Holders by a simple majority pursuant to the provisions of Section 35N of the Securities Law.

29.3.
Notwithstanding the provisions of this Section above, a resolution of Holders regarding the termination of office of the Trustee and its replacement by another, shall be carried out in a meeting in which at least two Holders holding at least fifty percent (50%) of the balance of the nominal value of the Debentures of the Relevant Series are present, or an adjourned meeting in which at least two Holders holding at least ten percent (10%) of such balance are present, and by such majority at the vote as required for a Special Resolution.

29.4.
The Trustee shall hand-over to the new trustee all of the documents and sums accrued therewith in connection with the trust bound by this Indenture, and shall execute any document required therefor. Any new Trustee shall have the same powers, obligations and authorities and it shall be able to act for all intents and purposes as if it had been initially appointed as Trustee.

29.5.	The Company shall issue an immediate report in any event of the Trustee’s resignation and/or appointment of another Trustee in its place.

30.	Holders’ Meetings

The meetings of the Holders shall be conducted as provided in the Second Schedule hereto.

31.	Reporting to the Trustee

The Company shall deliver to the Trustee, as long as the Debentures are in circulation and have not yet been paid-up in full, the following reports and notices:

31.1.	Audited annual financial statements of the Company and reviewed quarterly financial statements of the Company, immediately upon the publication thereof.

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31.2.
Within fourteen (14) Business Days after making any payment to the Debenture Holders, the Company shall deliver to the Trustee a duly executed letter, confirming the performance of that payment to the Debenture Holders, specifying the manner of its calculation and the balance of the nominal value of the Debentures still in circulation as of the confirmation date.

31.3.
Up to fourteen (14) Business Days from the end of each calendar year, the Company shall deliver to the Trustee a written and duly executed certification, whereby, to the best of its knowledge, in the period commencing on the execution date of the Indenture and/or from the date of the last certification provided to the Trustee, the later thereof, and until the date of the delivery of the certification, the Company did not breach this Indenture, including a breach of the terms of the Debentures.

31.4.
No later than the lapse of ten (10) days after the issue date of Debentures, the Company shall submit to the Trustee a payment schedule for the Debentures (principal and interest), summarized in an Excel file.

31.5.
The Company shall notify the Trustee immediately and in writing of any reasonable concern of the Company that any or all of the events specified in Section 10.1 above is reasonably likely to occur and of the occurrence of any or all of the events specified in the aforesaid Section.

31.6.	The Company shall notify the Trustee of any change, to the best of its knowledge, in the rating of the Debenture, or a termination thereof.

31.7.	The Company shall notify the Trustee of the purchase of Debentures by the Company and/or by a subsidiary of the Company.

31.8.	The Company shall notify the Trustee in the event that the Company becomes aware of a breach of a material provision of the Indenture, immediately and in writing.

31.9.
The Company shall notify the Trustee of new pledges on the Company’s property that the Company shall register with the Registrar of Companies and/or the Registrar of Pledges, immediately and in writing.

31.10.
In the event that the Company is a Non-Reporting Corporation (as defined below), or became such after the date of issuance of the Debentures by virtue of this Indenture, the Company shall deliver to the Trustee, in addition to the stated in this Section 31 above, annual, quarterly and immediate reports as specified in Schedules D, E and F of the Institutional Entity Circular 2013-9-17 issued by the Capital Market, Insurance, and Savings Department, with the necessary changes to the Company’s reporting format prior to it becoming a Non-Reporting Corporation.

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In this Section: a “Non-Reporting Corporation” means – a corporation that is not a “Reporting Corporation” as defined in the Securities Law, and that is not a corporation traded on a foreign stock exchange, as specified in the Second or Third Schedule of the Securities Law.

31.11.
The Company shall inform the Trustee, by no later than forty eight (48) hours of the Company first becoming aware thereof, of the appointment of a liquidator (temporary or permanent) for the Company and of the appointment of a receiver (temporary or permanent) for the Company.

The issuance by the Company of documents as set forth in this Section on the MAGNA system, shall be deemed a delivery of the documents required above to the Trustee (it is clarified, that the foregoing does not obligate the Company to issue such documents on such systems).

32.	Rating

To the extent under its control, the Company undertakes to act to cause the Debentures to be subject to a rating watch of at least one Rating Agency. In respect of such matter, it is clarified, that the transfer of the Debentures to a watch list or any other action performed by the Rating Agency shall not be deemed a termination of rating.

The Company may, at its sole discretion, replace the Rating Agency throughout the entire lifetime of the Debentures, provided that the new rating agency shall be a Rating Agency, as defined in Section 1 above. The Company shall not require an approval of the Trustee or the Debenture Holders for replacing the Rating Agency as aforesaid.

In the event of a replacement of the Rating Agency, the Company shall issue an immediate report specifying the grounds for the replacement of the Rating Agency, within one Trading Day of the occurrence thereof. In the event that the Debentures shall no longer be rated (i.e. shall not be rated by any Rating Agency), the Company shall notify the Trustee in writing of the grounds for the termination of rating, immediately and by no later than one Business Day of the date of the termination of rating.

33.	Applicable Law and Jurisdiction

The exclusive law governing the Indenture and the Debentures is the Israeli law. The Courts in the city of Tel Aviv-Jaffa shall have a unique and exclusive jurisdiction in any conflict regarding the Indenture and the Debentures.

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34.	Authorization for MAGNA

For the purpose of registering the Debentures for trade on TASE, by signing this Indenture the Trustee authorizes any of the Company’s electronic authorized signatories to report in its name of its engagement herein and its execution hereof on the MAGNA system.

In witness whereof the parties have hereunto set their hands:

Cellcom Israel Ltd.	Mishmeret Trust Company Ltd.

Signed by: Liat Menahemi Stadler Vice President of Legal Affairs and Corporate Secretary	Ram Sabty and Giora Luftig Managers

Attorney’s Certification

I, the undersigned, Adv. Tamar Enav, hereby certify that this Indenture was duly executed by the authorized signatories of Cellcom Israel Ltd., Ms. Liat Menahemi Stadler.

Tamar Enav, Adv.

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Cellcom Israel Ltd.

First Schedule

Series ____ Debenture Certificate

Registered Debentures

Certificate no. ____________

Par value of this certificate: NIS ________________________.

The registered Holder of this Debenture: ________________________.

1.
This certificate attests that Cellcom Israel Ltd. (the “Company”) shall pay to the Holders of the Series ____ Debentures principal, interest and linkage differential payments on such dates, pursuant to such payment terms and in accordance with such other terms and conditions as set forth in the Terms and Conditions Overleaf in the Indenture dated _________ ___, 2014 (the “Indenture”), between the Company, of the first part, and Mishmeret Trust Company Ltd., of the second part, by virtue of which the Debentures contemplated herein were issued, all of which constitute an integral part of this Debenture.

2.
This Debenture is issued as part of a series of Debentures pursuant to identical terms to the terms of this Debenture. The Debentures of the same series in circulation shall rank pari passu with each other, without any preference or priority of the one over the other.

3.	It is clarified that the provisions of the Indenture shall constitute an integral part of the provisions of this Debenture, and shall bind the Company and the Holders of the Series __ Debentures.

4.	This Debenture is issued subject to the Terms and Conditions Overleaf and the terms of the Indenture, constituting an integral part of the Debenture.

Signed by the Company on: ________

_____________________________

Cellcom Israel Ltd.

Signed by: ________________________________

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The Terms and Conditions Overleaf

The Terms and Conditions Overleaf, as specified in this part below, constitute an integral part of the Indenture (as defined below).

1.	General

In this Debenture, the following expressions shall bear the following meanings, unless another intention is implicated from the content of matters or the context thereof, or if explicitly stated otherwise:

The “Company” -	Cellcom Israel Ltd.

This or the “Indenture” -
The Indenture executed between the Company and the Trustee on June 23, 2014,  including the schedules attached thereto, constituting an integral part thereof, in their form as in effect from time to time.

The “Debentures” -	Series H Debentures or Series I Debentures, as applicable.

The “Series H Debentures” -
Registered Series H Debentures of the Company, the terms of which will be according to the Debenture Certificate (the form of which is attached in the First Schedule of this Indenture), which shall be issued from time to time by the Company, according to its sole discretion.

The “Series I Debentures” -
Registered Series I Debentures of the Company, the terms of which will be according to the Debenture Certificate (the form of which is attached in the First Schedule of this Indenture), which shall be issued from time to time by the Company, according to its sole discretion.

The “Trustee” -	Mishmeret Trust Company Ltd. and/or anyone who shall serve from time to time as a trustee of the Debenture Holders pursuant to this Indenture.

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The “Register” -	The register of the Debenture Holders, as set forth in Section 28 of the Indenture.

“Debenture Certificate” -	A debenture certificate, the form of which appears in the First Schedule of the Indenture and which shall be issued according to the terms of the Indenture.

The “Law” or the “Securities Law” -	The Securities Law, 5728-1968 and the regulations promulgated thereunder, as in effect from time to time.

“TASE” -	The Tel Aviv Stock Exchange Ltd.

“TASE Clearinghouse” -	The Tel Aviv Stock Exchange Clearing House Ltd.

The “Consumer Price Index” or the “Index”-
The price index which is known by the name "consumer price index" which includes vegetables and fruit and is published by the Central Bureau of Statistics and Economic Research in Israel, and including such index also if published by a different official institute or body, and including any other official index which will replace the same, whether or not it will be based on the same data on which the existing index is based. If a different index which will be published by a body or an institute as aforesaid will replace the same, and such body or institute shall not have determined the ratio between it and the replaced index, such ratio shall be determined by the Central Bureau of Statistics, and in the event that such ratio shall not have been determined as aforesaid, then it shall be determined by the Trustee, in consultation with economic experts who will be chosen thereby.

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The “Known Index” on any date -	The last known Index which was published before such date.

The “Base Index” -	The Known Index on a specific date, which will be detailed in the first offering report of the Series H Debentures.

The “Payment Index” -
The Known Index on the date which is scheduled for any payment on account of principal and/or interest.
In the event that the Known Index on the date scheduled for the relevant payment shall be lower than the Base Index, the Payment Index shall be the Base Index.

The “Debenture Holders” and/or the “Debenture Owners” and/or the “Holders” -	Shall bear the meaning ascribed to the terms “Holder” and “Holder of Certificates of Indebtedness” in Section 35A of the Securities Law.

“Business Day” -	Any day on which the TASE Clearinghouse and most of the banks in Israel are open for the performance of transactions.

“Trading Day” -	Any day on which trade is carried out on the Tel Aviv Stock Exchange Ltd.

“Special Resolution” -
A resolution adopted at a general meeting of the Debenture Holders, in which a legal quorum was present as specified in Section 14 of the Second Schedule of the Indenture, and which was adopted (whether in the original meeting or the adjourned meeting) by a majority of at least seventy five percent (75%) of the overall votes of the participants counted in the vote, not including abstainers.

“TASE Directives”
The provisions of the TASE rules, the regulations thereunder and bylaws of the TASE Clearinghouse (as applicable).

It is clarified, that the Debentures, their terms and the terms of the Indenture, shall be subject to the TASE Directives in their form as in effect from time to time, for as long as the Debentures are traded on TASE.

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The “Transfer Agent”
The Israel Discount Bank Nominees Ltd. or any other nominee company with which the Company shall engage, at its sole direction, provided that all of the Company’s series of securities shall be registered in the name of the same transfer agent.

“Rating Agency”	Shall mean as such term is defined in the Securities Regulations (Details of the Prospectus and Draft Prospectus – Structure and Form), 5729-1969.

2.	The Debentures

2.1.
Registered Series H Debentures, of NIS 1 par value each, linked (principal and interest) to the Consumer Price Index, which shall mature (principal) in 7 (seven) unequal annual payments which shall be paid on the 5th of July of each of the years 2018 to 2024 (inclusive), as follows: (1) 3 (three) equal payments of 12% of the amount of the principal of the Series H Debentures on the 5th of July of each of the years 2018 to 2020; and (2) 4 (four) equal payments of 16% of the amount of the principal of the Series H Debentures on the 5th of July of each of the years 2021 to 2024. The principal of the Series H Debentures shall bear an annual interest at a rate which shall be determined in a tender that shall be held in connection with their initial offering. The interest on the unpaid balance of the Series H Debentures shall be paid in semiannual payments on the 5th of January and the 5th of July of each of the years 2015 to 2024 (inclusive) for the interest period ending on the payment date (the “Interest Period”). For details of an adjustment mechanism of the interest rate as a result of a change of the rating of the Debentures, see Section 2.6 below.

The Series H Debentures’ linkage to the Consumer Price Index shall be effected such that if it shall be found on any payment date on account of the principal and/or interest for the Series H Debentures, that the Payment Index is higher than the Base Index, the Company shall pay such principal and/or interest payment being proportionately increased to the increase in the Payment Index versus the Base Index. In the event that the Payment Index is lower than the Base Index, see definition of “Payment Index” in Section 1 above.

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According to TASE Directives, the linkage method shall not be changed throughout the entire term of the Debentures.

2.2.
Registered Series I Debentures, of NIS 1 par value each, which shall mature (principal) in 8 (eight) unequal annual payments which shall be paid on the 5th of July of each of the years 2018 to 2025 (inclusive), as follows: (1) 3 (three) equal payments of 10% of the amount of the principal of the Series I Debentures on the 5th of July of each of the years 2018 to 2020; and (2) 5 (five) equal payments of 14% of the amount of the principal of the Series I Debentures on the 5th of July of each of the years 2021 to 2025. The Series I Debentures shall not be linked (principal and interest) to any index or currency whatsoever. The principal of the Series I Debentures shall bear an annual interest at a rate which shall be determined in a tender that shall be held in connection with their initial offering. The interest on the unpaid balance of the principal of the Series H Debentures shall be paid in semiannual payments on the 5th of January and the 5th of July of each of the years 2015 to 2025 (inclusive) in respect of Interest Periods. For details of an adjustment mechanism of the interest rate as a result of a change of the rating of the Debentures, see Section 2.6 below.

2.3.
The first interest payment shall be paid for the period commencing on the Trading Day transpiring after the day of the tender and ending on the first interest payment date transpiring after the day of the tender (inclusive), calculated on the basis of 365 days a year according to the number of days in the aforesaid period. Each additional Interest Period of the Debentures, shall commence on the first day after the end of the preceding Interest Period, and shall conclude at the end of the Interest Period (i.e., on the next payment date after the commencement date thereof).

2.4.
The interest rate for the first Interest Period of Series H and Series I Debentures, the annual interest rate and the interest rate for the period on the basis of which it shall be determined, shall be specified in an immediate report to be issued by the Company in respect of the results of the tender pursuant to which the initial offering of the Series H and Series I Debenture is to be effected.

2.5.
The last installment of interest on the principal of the Debentures shall be paid together with the last payment on account of the principal of the Debentures, against the delivery of the Debenture Certificates to the Company, at the Company's registered office or at any other location of which the Company will inform at least five (5) Business Days before the last payment date.

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2.6.
If after the date of the initial issuance of the Series H Debentures and/or the Series I Debentures, the series shall be expanded by the Company, the Holders of Debentures of the relevant series which will be issued within the framework of the expansion of such series, will not be entitled to receive payment on account of principal and/or interest and/or linkage differentials for the Debentures of the relevant series, the effective date for payment of which occurs prior to the date of issuance as aforesaid.

2.7.	Adjustment mechanism to the interest rate as a result of a change of rating

2.7.1.
If the rating of the Debentures by Standard and Poor’s Maalot or any other Rating Agency that shall replace it (the “Rating Agency”) shall be updated in the course of any Interest Period, such that the rating determined for the Debentures shall be two or more ranks lower (the “Downgraded Rating”) than an A+ rating (or a parallel rating in lieu thereof as shall be determined by another Rating Agency, to the extent it shall substitute the aforesaid Rating Agency) (the “Base Rating”), the annual interest rate borne by the unpaid balance of the Debentures shall be increased by a rate of 0.25% over and above the annual interest rate borne by the Debentures (the “Base Interest”) for the period commencing on the next Interest Period (i.e. the Interest Period commencing immediately after the period during which the relevant rating change transpired), and until the full discharge of the unpaid balance of the Debentures or alternatively, until the Downgraded Rating shall rise back to the Base Rating, the earlier thereof (in which case the provisions of Section 2.6.5 below shall apply). It is clarified that no additional interest shall be received for the period from the downgrading of the rating and until the end of the Interest Period during which the Debentures’ rating was updated and that the interest shall not be decreased for the period commencing as of the date on which the rating was raised back to the Base Rating (or a higher rating) and until the end of the Interest Period during which the Debentures’ rating was updated (for example, if the Interest Period commences on January 6th and ends on July 5th, and during the month of April a change of rating transpired which triggered a decrease or increase of the interest on the Debentures pursuant to the terms specified below, then no change shall be made (increase or decrease) in the interest on the Debentures until the end of the Interest Period ending on July 5th, but only commencing from the Interest Period beginning on July 6th).

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

2.7.2.
The interest rate borne by the Debentures shall be updated also in case of additional rating downgrade(s) beyond the Downgraded Rating (collectively, the “Additionally Downgraded Rating”) such that: (a) in the event that the rating determined is one rank lower than the Downgraded Rating – the annual interest rate borne by the unpaid balance of the Debentures of the relevant series shall increase by an additional rate of 0.25%, such that it shall equal the Base Interest plus 0.5%; (b) in the event that the rating determined is two ranks lower than the Downgraded Rating – the annual interest rate borne by the unpaid balance of the Debentures of the relevant series shall increase by an additional rate of 0.25%, such that it shall equal the Base Interest plus 0.75%; (c) in the event that the rating determined is three ranks or more lower than the Downgraded Rating – the annual interest rate borne by the unpaid balance of the Debentures of the Relevant Series shall increase by an additional rate of 0.25%, such that it shall equal the Base Interest plus 1.00%.

For the avoidance of doubt, the provisions of Section 2.6.1 regarding the period in respect of which the additional interest shall be paid, shall also apply to the additional interest pursuant to this Section 2.6.2.

It is clarified, that in any event, the Base Interest shall not be increased by more than 1% as a result of a downgrading of the rating compared to the Base Rating.

2.7.3.
By no later than one Business Day of receipt of the notice of the Rating Agency regarding the downgrading of the Debentures’ rating to the Downgraded Rating, as defined in Section 2.6.1 above, or to the Additionally Downgraded Rating, the Company shall issue an immediate report in which it shall state: (a) the fact that the rating was downgraded, the Downgraded Rating (or the Additionally Downgraded Rating) and the commencement date of rating the Debentures pursuant to such rating (the “Rating Downgrading Date”); (b) the updated annual interest rate that shall be borne by the principal of the Debentures of the Relevant Series for the period commencing on the next interest date (i.e. that commencing immediately after the period during which the relevant change of rating occurred).

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Is shall be clarified that in any event of a change in the interest rate due to the aforementioned change of rating set forth under this section, no change shall be made in regard of the payment dates (principal or interest) or the effective date.

2.7.4.
It is clarified that the replacement of the Rating Agency (if and to the extent that the Company decides to replace it, as set forth in Section 32 of the Indenture), shall not affect the interest rate as provided in Sections 2.6.1 and/or 2.6.2 above and the provisions of this Section 2.6 shall not apply in any event, provided that the rating by the new Rating Agency shall be parallel to the rating of the current Rating Agency at the replacement date.

2.7.5.
It shall be clarified, that in the event that after the downgrading of the rating in a manner affecting the interest rate borne by the Debentures as aforesaid, the Rating Agency shall upgrade the Debentures’ rating, to a rating that is higher than the Downgraded Rating (and respectively, to a rating higher than the Additionally Downgraded Rating) (the “Upgraded Rating”), then the annual interest rate payable by the Company to the Debenture Holders shall be decreased by an annual rate of 0.25% for each rank up to a rating exceeding the Downgraded Rating, in which case the annual interest rate borne by the unpaid balance of the principal of the Debentures shall be the Base Index rate without any addition, for the period commencing on the beginning of the next Interest Period (i.e. the period commencing immediately after the period during which the relevant rating change transpired), and until the full discharge of the unpaid balance of the principal of the Debentures or until a change in the rating of such Debentures in accordance with and subject to the provisions of this Section 2.6.

2.7.6.	For the avoidance of doubt, it is clarified that a change in the rating outlook of the Debentures shall not cause a change in the interest borne by the Debentures as set forth in this Section above.

In addition, and notwithstanding the provisions of this Section 2.6, a rating downgrade of the Debentures, effected in the context of a rating update of all of the companies in Israel that are engaged in one or more of the Company’s business segments, solely as a result of a change of the methodology of the Rating Agency, shall not cause a change of the interest rates borne by the Debentures.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

2.7.7.
The Company undertook, in Section 32 of the Indenture, that insofar under its control, it shall act to cause the Debentures to be subject to a rating coverage by at least one Rating Agency, for as long as Debentures of that series are in circulation.

3.	Payments of the Principal and Interest of the Debentures

[a]
The payments on account of the interest and/or principal of the Series H Debentures shall be made to the persons whose names will be registered on the Register (as defined in Section 1 above) on the 23rd day of June, for payments that will be made on July 5th, as applicable, and on the 24th day of December for payments that will be made on January 5th, as applicable, and the payments on account of the interest and/or principal of the Series I Debentures shall be made to the persons whose names will be registered on the Register (as defined in Section1 above) on the 23rd day of June for payments that will be made on July 5th, as applicable, and on the 24th day of December for payment that will be made on January 5th, as applicable (the “Effective Date”), other than the final installment of the principal and interest which will be paid against the delivery of the Debenture Certificates to the Company on the payment date, at the Company's registered office or at any other location of which the Company will inform at least five (5) Business Days before the last payment date.

[b]	It is clarified that anyone who is not registered on the Register on the Effective Date shall not be entitled to an interest payment for the Interest Period which commenced prior to such date.

[c]
In any event that the date of payment of the installment on account of the principal and/or interest will fall on a day which is not a Business Day, the payment date shall be postponed to the first Business Day thereafter, for no added payment, and the "Effective Date" for the purpose of determination of the entitlement to redemption or interest shall not change as a result thereof.

[d]
All installments on account of a principal and/or interest which will be paid in an arrears of more than fourteen (14) Business Days from the date scheduled for the payment thereof pursuant to the terms of the Debentures, for reasons within the Company's control, shall bear arrears interest, commencing from the date which is scheduled for the payment thereof until the actual date of payment thereof. In this regard, arrears interest shall mean an annual interest rate of 3% which shall be added to the interest borne by the Debentures at such time. In the event of arrears as aforesaid, the Company shall notify of the exact total interest rate to be paid and the new payment date, in an immediate report, at least two (2) Trading Days prior to the actual payment of the principal and interest which were not paid as aforesaid.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

[e]
The payment to entitled persons shall be performed by way of check or wire transfer to the credit of the bank account of the persons whose names will be registered on the Register and which will be specified in the details which will be delivered to the Company in advance, according to the provisions of sub-section [f] below. If the Company will be unable to pay any amount to those who are entitled thereto, for a reason beyond its control, the provisions of Section 15 of the Indenture shall apply.

[f]
A registered Debenture Holder shall inform the Company of the details of the bank account to be credited with the payments pursuant to the Debentures as aforesaid, or of a change in the details of such account or his address, as the case may be, in a written notice which he will dispatch via registered mail to the Company. The Company shall be obligated to act according to the notice of a registered Holder pertaining to such change after the lapse of fifteen (15) Business Days from the date on which his notice shall have reached the Company.

[g]
If a registered Holder of the Debentures who is entitled to payment as aforesaid shall not have delivered details pertaining to his bank account to the Company in advance, each payment on account of the principal and interest shall be performed by way of check which shall be dispatched via registered mail to his last address registered on the Register. The dispatch of a check to a registered Holder via registered mail as aforesaid shall be deemed, for all intents and purposes, as payment of the amount which is stated therein on the date of dispatch thereof via mail, unless it shall not have been cleared at the time of its lawful presentation for collection.

[h]	The payment of the principal and interest shall be performed subject to the linkage terms as specified in Section 2.2 above.

[i]	Any and all mandatory payments shall be deducted from each payment due to the Debentures, to the extent required under the law.

4.	Refrainment from Payment for a Reason which is Beyond the Company's Control

For details on refrainment from payment for a reason which is beyond the Company's control, see Section 15 of the Indenture.

5.	The Debenture Holders' Register

For details on the Register of the Debenture Holders, see Section 28 of the Indenture.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

6.	Transfer and Split of Debentures

Debentures are transferrable with respect to any nominal amount, provided that it will be in whole New Israeli Shekels. Any transfer of the Debentures (excluding a transfer executed through trade on TASE or a transfer between accounts of Holders holding via TASE members) will be effected by way of a deed of transfer in a standard form for transferring shares, duly signed by the registered Holder or the lawful representatives thereof and by the transferee or the lawful representatives thereof, which shall be delivered to the Company at its registered office, together with the Debenture Certificates transferred thereby and any other reasonable poof required by the Company in order to prove the transferor's right to transfer such.

Subject to the foregoing, procedural provisions included in the Company’s Articles of Association in respect of the manner of transfer of shares, shall apply, mutantis mutandis, to the manner of transfer and endorsement of the Debentures.

If any mandatory payment shall apply to the Debentures’ deed of transfer, the Company shall be provided with reasonable evidence for its payment by the transfer applicant.

In the event of a transfer of only part of the principal amount stated in the Debenture Certificate, the Debenture Certificate should first be split into several Certificates, in the manner specified in this Section below, into such number of Debenture Certificates mandated thereby, such that the total principal amounts specified therein are equal to the principal amount specified in the Debenture Certificate sought to be split.

After the fulfillment of all such conditions, the transfer will be registered in the Register and the transferee shall be bound be all of the terms specified in the Indenture and in this Debenture and he will be deemed a "Holder" for the purposes of the Indenture.

All of the expenses and fees entailed by the transfer of the Debentures will be borne by the transfer applicant.

Each Debenture Certificate may be split into several Debenture Certificates, the total principal amounts stated thereon are equal to the nominal amount of principal of the Certificate sought to be split, provided that the said Certificates will not be issued, except at a reasonable quantity. The split will be affected against the delivery of such Debenture Certificate to the Company at its registered office for the execution of the split, together with a split application, duly signed by the applicant. All of the expenses entailed by the split, including taxes and levies, if any, will be borne by the split applicant.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

7.	Early Redemption

For details as to early redemption of the Debentures by the TASE and/or by the Company, see Section 9 of the Indenture.

8.	Waivers, Compromises and/or Changes in the Indenture

For details as to the Company's and/or the Trustee's authority to make a modification, waiver, compromise and/or changes in the conditions of the Debentures, see Section 27 of the Indenture.

9.	Debenture Holders’ Meetings

The general meetings of Debenture Holders will be convened and conducted in accordance with the provisions of the Second Schedule of the Indenture.

10.	Replacement of Debenture Certificates

In the event where a Debenture Certificate wears out, is lost or destroyed, the Company will be entitled (subject, inter alia, to receipt of evidence to its satisfaction of the ownership of the Holder in the Debentures) to issue in its stead (subject to the terms set forth in this Section) a new Certificate for the Debentures and pursuant to the same conditions in respect of proof, indemnification and coverage of reasonable expenses incurred by the Company in investigating the ownership right of the Debentures, as the Company deems fit, and in the event of wear, the worn Certificate will be returned to the Company prior to the issuance of a new Certificate. Taxes and other levies, as well as other expenses entailed in the issuance of a new Certificate, if any, will be borne by the applicant requesting such Certificate (including expenses pertaining to the proof of his ownership of the Debentures and pertaining to indemnification and/or insurance coverage requested by the Company, if requested, with respect thereto).

11.	Applicable Law and Jurisdiction

The exclusive law governing the Indenture and the Debentures is the Israeli law. The Courts in the city of Tel Aviv-Jaffa shall have a unique and exclusive jurisdiction in any conflict regarding the Indenture and the Debentures.

12.	Notices

For details as to notices, see Section 26 of the Indenture.

13.	Urgent Representative Body of the Debenture Holders

13.1.	Appointment; Term of office

13.1.1.
The Trustee shall be entitled, or at the Company’s written request – it shall be obligated, to appoint and convene an urgent representative body out of the Debenture Holders, as shall be specified below (the “Urgent Representative Body”).

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

13.1.2.
The Trustee shall appoint to the Urgent Representative Body, the three (3) Debenture Holders, who, according to data it shall have received from the Company or pursuant to its best knowledge, hold the highest nominal value out of all of the Debenture Holders, and who declared that all of the following conditions are true in respect thereof (the “Members of the Urgent Representative Body”). In the event that any such Holder is unable to serve as a Member of the Urgent Representative Body, as aforesaid, the Trustee shall appoint, in lieu of said Debenture Holder, the Holder holding the next highest nominal value, in respect of whom all of the conditions specified below are fulfilled. And these are the conditions:

13.1.2.1.
The Debenture Holder is not in a material conflict of interests due to the existence of any additional material matter which conflicts with the interest deriving from his service on the Urgent Representative Body and his holding of the Debentures. For the avoidance of doubt it shall be clarified, that a Holder who is an Affiliated Holder (as defined in Section 8.2 of the Indenture) shall be deemed to be in a material conflict of interests as aforesaid, and shall not serve as a Member of the Urgent Representative Body;

13.1.2.2.
In the course of the same calendar year, the Debenture Holder does not serve on similar representative bodies of other debentures, the aggregate value of which exceeds the rate out of the asset portfolio managed by such Holder, that was determined as the maximal rate allowing service on urgent representative bodies under the directives of the Antitrust Commissioner which apply to the establishment of urgent representative bodies.

13.1.3.
In the event that during the service of the Urgent Representative Body, one of the circumstances specified in Sections 13.1.2.1 to 13.1.2.2 above shall have ceased to exist in respect to one of its members, his office shall expire and the Trustee shall appoint one member in his stead out of the Debenture Holders as set forth in Section 13.1.2 above.

13.1.4.
Prior to the appointment of the Members of the Urgent Representative Body, the Trustee shall receive from the candidates for service as Members of the Urgent Representative Body, a declaration as to the existence or absence of material conflicts of interests as set forth in Section 13.1.2.1 above and as to the service on additional representative bodies as set forth in Section 13.1.2.2 above. In addition, the Trustee shall be entitled to demand such a declaration from the Members of the Urgent Representative Body at any time during the service of the Urgent Representative Body. A Holder who fails to deliver such declaration shall be deemed to be found in a material conflict of interests or to be precluded from holding such office pursuant to the directives of the Antitrust Commissioner as aforesaid, as the case may be. In respect of a declaration of conflict of interests, the Trustee shall examine the existence of conflicting interests, and to the extent required, shall decide whether the conflict of interests disqualify that Holder from serving on the Representative Body. It is clarified, that the Trustee shall rely on such declarations and shall not be required to hold an additional independent examination or investigation. The determination of the Trustee in respect of such matters shall be conclusive.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

13.1.5.
The term of office of the Urgent Representative Body shall end on the date on which the Company shall publish the decisions of the Urgent Representative Body regarding the affordance of an extension to the Company for the purpose of its compliance with the terms of the Indenture as specified in Section 13.5 below, but in any event shall not exceed three months of the date of appointment thereof.

13.2.	Authority

13.2.1.
The Urgent Representative Body shall be authorized to afford a one-time extension to the Company in connection with the dates for complying with the financial covenant prescribed by the Indenture in a manner whereby the cause of acceleration set forth in Sections 10.1.17 and 10.1.18 of the Indenture shall be removed for the period of the extension, to the extent afforded, for a period of up to 90 days or until the date of publicity of the next financial statements, the earlier thereof. It shall be clarified, that the period of time until the appointment of the Urgent Representative Body shall be taken into account in the framework of such extension, and it shall not serve as cause to afford any additional extension to the Company over and above the aforesaid. It shall be clarified, that the actions of the Urgent Representative Body and the cooperation among its members, shall be limited to deliberating the possibility of affording an extension as aforesaid, and that no other information which does not pertain to the affordance of such extension shall be transferred between the Members of the Representative Body.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

13.2.2.
Should an Urgent Representative Body not have been appointed in accordance with the provisions of this Section 13, or if the Urgent Representative Body has decided not to afford such extension to the Company as set forth in Section 13.2.1 above, the Trustee shall act in accordance with the provisions of Section 10.2 of the Indenture.

13.3.	The Company’s undertakings in respect of the Representative Body

13.3.1.
The Company undertakes to provide the Trustee with any information that the Company possesses or is able to obtain in connection with the identity of the Debenture Holders and the scopes of their holdings. In addition, the Trustee shall act to obtain such information in accordance with the authorities legally conferred thereon.

13.3.2.
The Company undertakes to act in full cooperation with the Urgent Representative Body and the Trustee to the extent necessary in order to perform the inquiries required thereby and to form the decision of the Urgent Representative Body, and to transfer to the Urgent Representative Body all of the data and documents which it may require in respect of the Company, subject to legal limitations and the execution of an appropriate confidentiality agreement. Without derogating from the generality of the foregoing and subject to the execution of said confidentiality agreement, the Company shall deliver to the Urgent Representative Body the relevant information for the purpose of forming its decision, which shall not include any misleading detail and shall not be incomplete.

13.3.3.
The Company shall bear the costs of the Urgent Representative Body, including the costs of engaging consultants and experts by the Urgent Representative Body or on behalf thereof, pursuant to the provisions of Section 23 of the Indenture.

13.4.	Liability

13.4.1.
The Urgent Representative Body shall act and decide on the matters under its authority, according to its sole discretion and shall not be liable, neither it nor any of its Members, the officers therein, employees or consultants thereof, and the Company and the Debenture Holders hereby relieve them of liability for any allegations, demands and claims against them for using or refraining from using the powers, authorities or discretion vested to them under the Indenture and this Schedule and in connection thereof or from any other action they performed in accordance thereof, unless they have so acted in malice and/or in bad faith.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

13.4.2.
The indemnification provisions set forth in Section 25 of this Indenture shall apply to the actions of the Members of the Urgent Representative Body and anyone on their behalf, as if they were the Trustee.

13.5.
The Company shall issue an immediate report regarding the appointment of the Urgent Representative Body, the identity of its Members and its authorities, and shall issue an additional immediate report regarding the decisions of the Urgent Representative Body as aforesaid and an immediate report regarding the termination of office of the Urgent Representative Body.

13.6.
The appointment of the Urgent Representative Body shall not derogate from the Trustee’s right to convene a meeting of Holders of Debentures of the Relevant Series to the extent it so deems necessary. In such event, the resolutions of the Holders’ meeting shall govern the decisions of the Urgent Representative Body.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Cellcom Israel Ltd.

Second Schedule

Debenture Holders’ Meetings

In any event that a different and/or supplementary mechanism for convening and/or holding of meetings of Debenture Holders shall be prescribed under any mandatory law, including pursuant to the TASE Directives, the provisions of this Schedule shall be automatically adjusted to the provisions of the law, to the extent and insofar as the provisions of such law so mandate.

Without derogating from any other provision prescribed under mandatory law or the Indenture, the following provisions shall apply to meetings of Holders of Debentures of the Relevant Series:

Calling Debenture Holders’ meetings

1.
The Trustee, if it deems it necessary (or if necessitated under law), or the Company, may convene a meeting of the Debenture Holders. In the event that the Company convenes such a meeting, it must immediately send written notice of the place, date and time of the meeting, as well as of the matters to be discussed therein, to the Trustee. In case the Trustee calls such meeting, it must send written notice of the place, date and time of the meeting, as well as of the matters to be discussed therein, to the Company.

2.
The Trustee shall convene a Holders’ meeting at the demand of one or more Debenture Holders, holding at least five percent (5%) of the balance of the nominal value of the Debentures. The Trustee may demand indemnification from the Holders requesting the meeting, including in advance, for the reasonable expenses involved therein. It shall be clarified, that the Trustee’s demand for indemnification shall not prejudice the calling of a meeting which was summoned for the purpose of taking an action intended for the prevention of a breach of the rights of the Debenture Holders.

3.
A Trustee required to convene a Holders meeting pursuant to Section 2 hereof, shall convene it within twenty one (21) days of the day on which the demand was submitted thereto, for a date to be determined in the notice, provided that the date of convening of the meeting shall not be earlier than seven (7) days and not be later than twenty one (21) days of the date of the notice; provided that the Trustee may convene the meeting earlier, if it believes that this is required for the protection of the Holders’ rights and subject to the provisions of Section 7 hereof. In such event, the Trustee shall provide the reasons for convening the meeting earlier in the report of the meeting’s notice.

Had the Trustee failed to convene a Holders’ meeting at the demand of a Holder as aforesaid, within the period prescribed above, the Holder may convene the meeting, provided that the date of the meeting shall be within fourteen (14) days of the end of the period for convening the meeting by the Trustee, and the Trustee shall bear the expenses incurred by the Holder in connection with the convening of the meeting.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

4.
In the event that a Holders’ meeting was not held as set forth in Sections 2 and 3 hereof or as set forth in Section 35B(a1) of the Securities Law, the Court shall be entitled, at the request of a Debenture Holder, to order the convening thereof. Should the Court order as aforesaid, the Trustee shall bear the reasonable expenses incurred by the applicant in the Court proceeding, as shall be determined by the Court.

5.
The Court may, at the request of a Debenture Holder, order the revocation of a resolution adopted at a Holders’ meeting that was convened or conducted without the terms prescribed therefor under the Securities Law or the Indenture being fulfilled. In case the fault pertains to the notice regarding the place or time of convening the meeting, a Debenture Holder who appeared at the meeting, notwithstanding the fault, may not demand the revocation of the resolution.

6.
Any meeting of Debenture Holders will take place at the registered office of the Company, or at another address of which the caller of the meeting shall notify, and in any event it shall be held in Israel.

Effective date; Proof of ownership of Debentures

7.
The effective date for ownership of Debentures - Debenture Holders entitled to participate and vote at the Holders’ meeting are Holders of Debentures at the date prescribed in the notice of the Holders’ meeting, provided such date shall be no earlier than three (3) days prior to the date of convening of the Holders’ meeting, and shall be no later than one (1) day prior to the date of the meeting.

8.
A Debenture Holder wishing to vote at a Holders’ meeting is entitled to receive, without condition, from the TASE member through which the Debentures are held, a confirmation proving his ownership of the Debentures. The Debenture Holder shall deliver to the Company at its registered office (or to the entity calling the meeting at the address determined by such entity), by the date as determined by the caller of the meeting in the invitation to the meeting, a confirmation of ownership as aforesaid from the TASE member through which the Debentures are held, as to the number of Debentures held by the Holder as stated as of the date specified in such confirmation, together with a proxy if the confirmation of ownership is not in the name of the entity participating at the meeting.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

The chairperson of the meeting

9.	In each Holders’ meeting, the Trustee or a person appointed thereby shall reside as the chairman of such meeting.

Legal quorum; Adjourned meeting

10.
A Debenture Holders’ meeting will open after it has been proven that the legal quorum required for holding a discussion in respect of any of the issues on the agenda of the meeting is present. In a Debenture Holders’ meeting, only resolutions which were included in the meeting's agenda, and with respect to which the legal quorum required for adoption thereof is present, will be put to the vote. For the purpose of counting the Holders for determining the presence of the legal quorum required for discussing a certain matter at a Holders’ meeting, see Section 15 of this Schedule below, and the provisions of Sections 37 to 45 of this Schedule shall apply to the counting of votes at a Holders’ meeting.

11.
In meetings of Debenture Holders, but except in regards to resolutions in respect of which a different quorum is prescribed by mandatory law and/or by the Indenture, two Debenture Holders or more, present in person or by proxy at the meeting within half an hour of the time prescribed for opening the meeting, and holding or representing together twenty five percent (25%) of the voting rights by virtue of the Debentures, shall constitute a legal quorum.

12.
If, within half an hour of the time set for the beginning of the meeting, a legal quorum will have not been present at the Holders’ meeting, the meeting shall be adjourned to another date which shall not be earlier than two (2) Business days after the date prescribed for the convening of the original meeting, or not earlier than one (1) Business Day, if the Trustee believed that it is necessary for the protection of the Holders’ rights in the Debentures. In the event that the meeting was adjourned, the Trustee will specify the reasons therefor in the report of the meeting’s notice.

13.
In the event that a legal quorum will have not been present at the adjourned Holders’ meeting as aforesaid in Section 12 hereof, within half an hour of the time set for the beginning thereof, the meeting shall be held at any number of participants, unless a different requirement is prescribed by the Securities Law or the Indenture. Notwithstanding the foregoing, if the Holders’ meeting was convened at the demand of Holders as set forth in Section 2 hereof, the adjourned Holders’ meeting may be held only if at least such number of Debenture Holders as required in said Section for convening such a meeting are present.

14.
With respect to a meeting on the agenda of which is a proposal to approve a Special Resolution, two Debenture Holders or more, present in person or by proxy thereof at the meeting and holding or representing together at least fifty percent (50%) of the unpaid balance of the nominal value of the Debentures in circulation, will constitute a legal quorum. If, within half an hour of the time set for the beginning of the meeting, a legal quorum as aforesaid will not have been present, the meeting shall be adjourned and the provisions of Section 12 above shall apply, mutatis mutandis. At a meeting on the agenda of which is a proposal to approve a Special Resolution which was adjourned as aforesaid, two Debenture Holders or more, present in person or by proxy in the meeting and holding or representing together at least twenty percent (20%) of the unpaid balance of the nominal value of the Debentures in circulation, will constitute a legal quorum.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

15.
The vote of a Debenture Holder that is an Affiliated Holder, shall not be counted for the purpose of determining the presence of a legal quorum required to open a Holders’ meeting (including an adjourned meeting). However, the votes of whomever the Trustee has determined, according to the provisions of this Schedule and/or any other law, to be a Holder of Conflicting Interest (as defined in Section 38 of this Schedule below), shall be counted for the purpose of determining the presence of a legal quorum (including an adjourned meeting).

Follow-on meeting

16.
A Holders’ meeting in which a legal quorum is present, or the Trustee, may resolve to postpone the continuation of the meeting, the discussion or the adoption of a resolution in respect of an issue specified in the agenda, to another date and place to be determined (a “Follow-on Meeting”). A Follow-on Meeting of Holders, shall only deliberate such issue which was on the agenda and in respect of which a resolution was not adopted. In the event that the Holders’ meeting was adjourned as aforesaid without changing its agenda, invitations regarding the date of the new meeting shall be provided as soon as possible, and by no later than twelve (12) hours prior to the convening of the new Holders’ meeting. Such invitations shall be issued in accordance with Section 31 of this Schedule.

Vote; Required majority

17.
At any meeting of Debenture Holders, any Debenture Holder, who is present therein in person or by proxy thereof, is entitled to one vote for every NIS 1 par value of the principal of the Debentures by virtue of which he is entitled to vote subject to the provisions of the Indenture. The Trustee, who shall participate in a meeting, will participate without a voting right.

18.
In the event of joint Debenture Holders, only the vote of the Holder listed first from among them in the Register for same series, seeking to vote either in person or by proxy thereof, will be counted.

19.	A resolution at a Holders’ meeting, will be decided by a count of votes.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

20.
Resolutions of Holders’ meeting shall be adopted by a simple majority, unless a different majority is prescribed by the Securities Law or the Indenture or if the Trustee determined, pursuant to its authorities under the Indenture, that a resolution shall be adopted by a majority which is not a simple majority. The majority required for the adoption of a Special Resolution at a Holders’ meeting is a majority of at least seventy-five (75%) of all of the participating votes, excluding abstainers.

21.
The announcement of the chairperson with respect to the adoption or rejection of a resolution and an entry to this effect in the book of minutes, will serve as prima facie evidence of its adoption or rejection as aforesaid.

22.
A Debenture Holder may vote in Holders’ meetings by himself or via proxy and also by way of a voting card in which he shall state the manner of his vote, as specified in Section 28 hereof. A proxy appointment form shall be made in writing and signed by the principal or by an attorney thereof duly authorized in writing to do so. If the principal is a corporation, the appointment will be made in writing, signed by the corporate stamp together with the signature of a corporate official or an attorney of the corporation who is authorized to do so. The proxy appointment form will be drawn-up in any standard form. A proxy does not have to be a Debenture Holder himself.

23.
A proxy appointment form and the power of attorney pursuant to which the appointment form was signed, or a certified copy of such power of attorney, will be deposited with the Company's registered office (or with the entity calling the meeting at the address determined by such entity) by a date as shall be determined by the entity calling the meeting in the meeting’s notice, unless otherwise determined by the caller of the meeting in the notice calling the meeting. The appointment form will be valid for any adjourned meeting of a meeting referred to in the appointment form, provided that the appointment form does not stipulate otherwise.

24.
A vote, which was made in accordance with the conditions of the document appointing a proxy, will be valid even if prior thereto the principal will have passed away or declared legally incompetent or the appointment form will have been revoked or the Debenture with respect to which the vote was granted will have been transferred, unless a written notice of the passing, the incompetence decision, the revocation or the transfer, as applicable, will have been received at the Company's registered office (or by the entity calling the meeting at the time set by such entity), before the meeting.

25.	A Debenture Holder or his proxy may cast some of his votes in favor of a certain proposed resolution, and some against, and abstain in respect of others, all as he deems fit.

26.	A Debenture Holder shall refrain from abusing his power in voting at the Holders’ meeting.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Minutes

27.
The Trustee will take minutes of the Holders’ meeting and shall keep them at its registered office for a period of seven (7) years of the date of the meeting. Minutes executed by the chairperson of the meeting shall serve as prima facie evidence of the stated therein. The minutes’ register of Holders’ meetings  shall be maintained at the registered office of the Trustee, and shall be open for the inspection of the Debenture Holders and a copy thereof shall be sent to any Debenture Holder requesting the same.

Voting Card

28.
Debenture Holders may vote in a meeting of Debenture Holders by way of voting cards. A voting card shall be delivered by the Trustee to all of the Debenture Holders. A Debenture Holder may state the manner of his vote in the voting card and send it to the Trustee. The wording of the voting cards shall be delivered to the Holders by the Trustee prior to the close of the meeting, by way of an immediate report. Subject to the provisions of the Securities Law and its regulations, a Holder is entitled to receive, without condition, a voting card from the TASE member through which the Debentures are held. In order to vote by way of a voting card as stated, such should be delivered to the place, at the dates and to the entities, as shall be determined in the notice of the meeting and/or in the voting card and as shall be published in an immediate report, such voting card being filled-in, duly signed and accompanied by all of the required documents attached thereto. A voting card in which a Debenture Holder has stated the manner of his vote which has reached the Trustee by the last date prescribed therefor, shall be deemed as presence at the meeting for the purpose of the existence of a legal quorum. A voting card received by the Trustee in respect of a certain matter which was not voted on at the Holders’ meeting, shall be considered as abstaining from the vote at such meeting in respect of a resolution to hold an adjourned Holders’ meeting according to the provisions of Section 16 hereof, and it shall be counted at the adjourned Holders’ meeting that shall be held pursuant to the provisions of Section 13 or 16 of this Schedule.

29.
The Trustee may, at its discretion and subject to any law, hold voting meetings in which votes shall be held by way of voting cards without convening the Holders, provided that the votes shall be held in respect of issues deliberated at Holders’ meetings.

Presence

30.
A person or persons appointed by the Trustee, may be present but shall not be entitled to vote at meetings of Debenture Holders. At meetings of Debenture Holders called by the Trustee, the Company's representatives and any other person or persons permitted therefor by the Trustee, may be present, with no voting right. In the event that, pursuant to the Trustee’s discretion, part of the meeting calls for a discussion without the presence of a certain person, including the Company’s representatives, such person shall not participate in such part of the discussion.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Meeting’s notice; Agenda

31.
A notice of a meeting of Debenture Holders shall be published and delivered to the Company pursuant to the provisions of Chapter G1 and Sections 35H(1)(d) and (e) of the Securities Law and in accordance with the provisions of Section 26 of the Indenture, and shall include the agenda, the proposed resolutions and the arrangements pertaining to written votes.

32.
The Trustee shall determine the agenda for a meeting of Debenture Holders and shall include therein issues in respect of which the convening of the Holders’ meeting was required according to Section 2 hereof and any issue requested by a Holder as specified in Section 33 of this Schedule below. The Holders’ meeting shall only adopt resolutions in respect of issues specified on the agenda. Notwithstanding the aforesaid, to the extent that regulations be promulgated by virtue of Section 35L8 of the Securities Law, the meeting may adopt resolutions that differ from the wording of the resolutions on the agenda, according to the provisions of the law.

33.
One Debenture Holder or more, holding at least five percent (5%) of the balance of the nominal value of a series of Debentures, may request that the Trustee include an issue on the agenda of a Holders’ meeting that shall be convened in the future, provided that such issue is fit to be discussed at such meeting, all subject to the provisions of the Securities Law and its regulations.

Additional Provisions

34.
Nothing stated in Sections 2, 32 and 33 of this Schedule shall derogate from the Trustee’s authority to convene a Holders’ meeting, if it sees a need to consult therewith. The notice of such meeting shall not specify issues on its agenda and the date of its convening shall be at least one day after the date of the notice. No vote shall be held and no resolutions shall be adopted at such meeting and the provisions of the Securities Law shall apply thereto, other than the provisions specified in Section 35L26(b) of the Securities Law.

35.
Where there is no practical possibility to convene a Holders’ meeting or to hold it in the manner prescribed therefor by the Indenture or by the Securities Law, the Court may, at the request of the Company, a Debenture Holder entitled to vote at the meeting or the Trustee, order that a meeting be convened and held in a manner to be determined by the Court, and it is entitled to render supplementary instructions for such purpose to the extent deemed fit thereby.

36.
No resolution duly adopted at a meeting convened as set forth in this Schedule above shall be revoked, even if due to an error, notice thereof was not provided to all Debenture Holders, or if such notice was not received by all of the Debenture Holders. The foregoing in this Section shall apply if the meeting’s notice (or the adjourned meeting’s notice, as applicable) was issued on the MAGNA system.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Affiliated Holder; Determination of Conflicting Interest

37.
In the event that a Holders’ meeting was convened, the Trustee shall examine the existence of conflicts of interest of the Holders, be it an interest deriving from their holding of the Debentures or another interest thereof, as shall be determined by the Trustee (“Another Interest”). The Trustee may demand of a Debenture Holder participating in a Holders’ meeting to inform it, including in writing, prior to the vote, of Another Interest it has and whether it is in a conflict of interests as aforesaid. The Trustee shall exclusively rely on the declarations delivered to it by the Holders as aforesaid and shall not hold an additional investigation or examination.

38.
In counting the votes at a vote held in a Holders’ meeting, the Trustee shall not count the votes of Holders who failed to respond to the Trustee’s demand as set forth in Section 37 above or of Holders in respect of whom the Trustee found that a conflict of interests exists as set forth in such Section (“Holders of a Conflicting Interest”) and of Affiliated Holders. An Affiliated Holder shall notify the Trustee in writing prior to the convening of a meeting of the Debenture Holders that he is an Affiliated Holder.

39.
Notwithstanding the foregoing, in the event that the total holdings of participants at the vote, who are not Holders of a Conflicting Interest, constituted less than five percent (5%) of the balance of the nominal value of the Debentures, the Trustee will count the votes of Holders of a Conflicting Interest in the tally of votes.

40.
In the context of the votes held at all meetings of Debenture Holders, the Trustee shall be permitted, at its sole discretion, to determine that a certain resolution shall be subject to the approval of the required majority only out of votes of Holders who are not Affiliated Holders and are not Holders of a Conflicting Interest.

41.
The Trustee shall examine whether a Holder is a Holder of a Conflicting Interest also considering such Holder’s holdings in other securities of the Company and/or of securities of any other corporation that is relevant to the resolution brought to the approval of the meeting (as shall be specified in the voting card), according to the declaration of such Holder.

42.
The determination of the existence of a Conflicting Interest may also be made on the basis of a general test of conflict of interests to be applied by the Trustee. For such purpose, the Trustee may rely on a legal opinion that it shall receive (in accordance with and subject to the provisions of the Indenture in such context). In addition, for the avoidance of doubt it is clarified, that none of the definitions above shall derogate from the provisions of the law, case law and the binding directives of the Israel Securities Authority which pertain to the definition of debenture holders having a “conflicting interest”, as shall apply at the date of the examination.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

43.
The Trustee shall examine the manner of appropriate treatment of the votes of Holders who sought to participate at the vote in accordance with all of the above, and in the event necessary, shall apply to the Court to seek instructions in respect thereof.

44.
No separate meeting of those Holders classified as Holders of a Conflicting Interest shall be held, and the adoption of a resolution at a meeting of all of the Holders or of Holders of a Conflicting Interests shall not be required for the purpose of adopting a binding resolution.

45.
It shall be clarified, that the examination of a Conflicting Interest as aforesaid, shall be performed separately in respect of each resolution on the agenda of the meeting, and separately in respect of each meeting. It shall be clarified further, that the declaration of a Holder as a Holder of a Conflicting Interest in a certain resolution or meeting, shall not, in itself, indicate a Conflicting Interest of such Holder in another resolution on the agenda of the meeting or of a Conflicting Interest of such Holder in other meetings.

46.	For the purpose of this Schedule, an “Affiliated Holder” shall mean as defined term in Section 8.2 of the Indenture.